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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Building Materials Holding Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Four Embarcadero Center, Suite 3250
San Francisco, CA 94111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 4, 2004

DEAR SHAREHOLDER:

        You are invited to attend Building Materials Holding Corporation's 2004 Annual Meeting of Shareholders ("Annual Meeting"), which will be held at the Four Seasons Hotel, 3960 Las Vegas Blvd. South, in Las Vegas, Nevada on Tuesday, May 4, 2004, at 8:00 a.m. Pacific Daylight Time for the following purposes:

  1.
  Elect directors to serve for the 2004 fiscal year and until their successors are elected. (See "PROPOSAL 1—ELECTION OF BOARD OF DIRECTORS.")

  2.
  Approve the 2004 Incentive and Performance Plan (See PROPOSAL 2—APPROVAL OF 2004 INCENTIVE AND PERFORMANCE PLAN)

  3.
  Transact such other business as may properly come before the meeting or any adjournment of the meeting.

        Our Board of Directors has established the close of business on Thursday, March 11, 2004, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.

        We hope you will be able to attend. But if you are unable to attend, we need your vote. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but it will assure that your vote is counted if you are unable to attend the Annual Meeting.

        If you plan on voting at the Annual Meeting and your shares are held by a broker, bank or other person, you must bring two additional items to the Annual Meeting: (i) a letter from that entity which confirms your beneficial ownership of shares, and (ii) a proxy issued in your name.

        Your vote is important to us regardless of the number of shares you own. Please sign and date the enclosed proxy and return it promptly in the enclosed self-addressed, postage-paid envelope or you may vote your proxy by telephone or on the Internet. As a shareholder you have a unique control number printed on your proxy card along with instructions to assist you in voting by telephone or on the Internet. If you choose either telephone or Internet voting, you may vote as many times as you wish and your latest vote will be the vote counted. If you attend the Annual Meeting, you may also vote in person or by your proxy.

        In an effort to reduce costs, BMHC will deliver a single proxy statement with respect to two or more security holders sharing the same address. See page 33 for instructions on obtaining additional copies.

        If you have any questions, please do not hesitate to contact us.

Paul S. Street Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary
San Francisco, California April 9, 2004

Building Materials Holding Corporation
Four Embarcadero Center, Suite 3250
San Francisco, CA 94111

PROXY STATEMENT

TABLE OF CONTENTS

INTRODUCTION	3
INFORMATION CONCERNING VOTING	3
• General Information	3
• Date, Time and Place of Annual Meeting	3
• Record Date; Shares Entitled to Vote	3
• Market for BMHC's Common Stock	3
• Quorum; Required Vote	3
• Revocability of Proxies	4
• Solicitation	4
• Voting on the Internet or by telephone	4
• Contacting the Board of Directors	4
PROPOSAL 1	5
• Election of Board of Directors	5
PROPOSAL 2	7
• Approval of 2004 Incentive and Performance Plan	7
CORPORATE GOVERNANCE	13
• General	13
• Meetings and Committees of the Board of Directors	13
• Corporate Governance Guidelines	14
• Code of Ethics	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	15
EXECUTIVE COMPENSATION AND OTHER INFORMATION	16
• Summary of Cash and Certain Other Compensation	16
• Stock Option Grants in Last Fiscal Year	17
• Option Grants in Last Fiscal Year	18
• Aggregated Stock Options	19
• Long-Term Incentive Plan	19
• Compensation of Directors	20
• Employment Agreement	20
• Severance and Change of Control Agreements	20
• Compensation Committee Interlocks and Insider Participation	21
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	22
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT	24
REPORT OF THE AUDIT COMMITTEE	25
FEES PAID TO INDEPENDENT AUDITORS	26
• Audit Committee Pre-Approval Policies and Procedures	26
• Independent Public Accountants	27
PERFORMANCE GRAPH	28
CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS	29
• Indemnification of Executive Officers and Directors	29
SHAREHOLDER PROPOSALS	30
SHAREHOLDER NOMINATION OF DIRECTORS	30
OTHER MATTERS	30
APPENDIX 1—2004 INCENTIVE AND PERFORMANCE PLAN	31
APPENDIX 2—AUDIT COMMITTEE CHARTER	42
APPENDIX 3—COMPENSATION COMMITTEE CHARTER	44
APPENDIX 4—NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER	46

INTRODUCTION

        Building Materials Holding Corporation ("BMHC" or the "Company"), is a Nasdaq-traded company headquartered in San Francisco, California. We are a leader in the residential construction services and building materials industry. The Company specializes in providing high quality products, as well as engineering, manufacturing and installation services to professional residential builders and contractors. BMHC operates through its subsidiaries BMC West Corporation and BMC Construction, Inc., with over 60 business units across the United States.

INFORMATION CONCERNING VOTING

General Information

        We have sent you the enclosed proxy because BMHC's Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement is designed to provide you with information to assist you in voting your shares. It summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission. The purpose of the Annual Meeting is for the holders of BMHC's common stock to consider and vote on the following proposals:

  1.
  Elect directors to serve for the 2004 fiscal year and until their successors are elected.

  2.
  Approve the 2004 Incentive and Performance Plan.

  3.
  Transact such other business as may properly come before the meeting or any adjournment of the meeting.

Date, Time and Place of Annual Meeting

        The Annual Meeting will be held on Tuesday, May 4, 2004, at 8:00 a.m. Pacific Daylight Time, at the Four Seasons Hotel, 3960 Las Vegas Blvd. South, in Las Vegas, Nevada. BMHC intends to mail this Proxy Statement and accompanying proxy card on or about April 9, 2004, to all shareholders entitled to vote at the Annual Meeting.

Record Date; Shares Entitled to Vote

        BMHC's Board of Directors fixed the close of business on Thursday, March 11, 2004, as the record date (the "Record Date") for determining BMHC's shareholders entitled to vote at the Annual Meeting. Only the holders of record of BMHC's common stock on the Record Date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 11, 2004, there were 13,369,481 shares of common stock outstanding.

Market for BMHC's Common Stock

        BMHC's common stock is listed for quotation on the Nasdaq National Market under the symbol "BMHC." On the Record Date, the closing price of BMHC's common stock as reported by the Nasdaq National Market at the close of trading was $16.98 per share.

Quorum; Required Vote

        On the Record Date, there were 13,369,481 shares of outstanding common stock of BMHC and approximately 3,255 holders of record. You are entitled to one vote for each share of common stock of BMHC that you hold as of the Record Date on each of the matters to be voted on at the Annual Meeting. You do not have cumulative voting rights. A quorum consisting of at least a majority of the outstanding shares entitled to vote is necessary to hold a valid meeting. If at least 6,684,741 shares of the total 13,369,481 shares entitled to vote at the Annual Meeting are present, either in person or by proxy (card mailing, telephone or Internet), a quorum will exist.

        The inspectors of election appointed for the Annual Meeting will tabulate all votes relying on reports provided from the transfer agent. They will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions and broker non-votes will be included in determining the number of shares present and voting at the Annual Meeting. Abstentions will count toward the quorum requirement, and they will have the same effect as negative votes. Broker non-votes will be counted toward a quorum, but will not be counted in determining whether a matter is approved.

Revocability of Proxies

        You may revoke your proxy at any time before it is voted. You may revoke your proxy by filing a written notice of revocation or a duly executed proxy with a later date with the Secretary of BMHC at its executive office located at Four Embarcadero Center, Suite 3250, San Francisco, CA 94111, or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not, by itself, revoke your proxy.

Solicitation

        BMHC will pay the entire cost for solicitation of proxies. The Company has engaged the services of MacKenzie Partners, Inc., to assist it in the distribution and solicitation of proxies. We will pay MacKenzie Partners, Inc., a fee of $5,000, plus expenses, for these services. Copies of the solicitation materials will be sent to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of BMHC's common stock beneficially owned by others to forward to such beneficial owners. BMHC may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Directors, executive officers, or other regular BMHC employees may supplement the original solicitation of proxies. BMHC will not pay its directors, executive officers, or regular employees any additional compensation for this service.

Voting on the Internet or by telephone

        In order to cast your vote on the Internet or by phone, follow the instructions set forth on your Proxy Card.

Contacting the Board of Directors

        We have established procedures for shareholders to communicate directly with the Board of Directors. If you are a shareholder, you can contact the Board by mail at BMHC Board of Directors, Four Embarcadero Center, Suite 3250, San Francisco, CA 94111. All communications made by this means will be received by the Chairman of the Nominating and Corporate Governance Committee and will not be screened or reviewed by other BMHC personnel.

        If you have concerns involving internal controls, accounting or auditing, you may use the options below to communicate with the Audit Committee of the BMHC Board of Directors.

Call the BMHC Board	Write to the BMHC Board
Toll Free (866) 262-4136	BMHC
ATTN: Audit Committee of the Board of Directors Four Embarcadero Center, Suite 3250
San Francisco, CA 94111
1.
All complaints, concerns or comments will be tracked and investigated in the ordinary course by the Company's Nominating and Corporate Governance Committee unless otherwise requested by the Audit Committee.

2.
You can report your complaints, concerns or comments anonymously or confidentially.

3.
If you provide us with contact information, you will receive a written acknowledgement upon receipt of your complaint or concern.

PROPOSAL 1

Election of Board of Directors

        BMHC's Board of Directors has approved the action of the Nominating and Corporate Governance Committee that nominated nine people to fill the nine Board positions authorized in BMHC's Bylaws. Each nominee will be elected to hold office until the next annual meeting of shareholders and until a successor is elected and has qualified, or until a director's earlier resignation, removal or death. The Board of Directors has determined that each of the current directors and nominees, other than Mr. Mellor, is independent under recently adopted Nasdaq listing standards and has no relationships that would interfere with the exercise of such person's independent judgment.

        If elected, each nominee has agreed to serve, and the Board has no reason to believe that any nominee will be unable to serve. If a nominee is unable to stand for election as a result of an unexpected occurrence, the Board may substitute a nominee and allocate the voted shares for another person of its choice. It is intended that the executed proxies be voted for the election of the nine nominees, unless the authority to do so is withheld. The nine nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as BMHC directors.

        Robert E. Mellor—Mr. Mellor (60) is the Chairman of the Board, President and Chief Executive Officer of BMHC, and has served as a director since 1991. Mr. Mellor was previously Of Counsel with the law firm of Gibson, Dunn & Crutcher LLP from 1990 through February 15, 1997. He also serves as a director of Coeur d'Alene Mines Corporation, The Ryland Group, Inc., Monro Muffler Brake, Inc., and the California Chamber of Commerce. He is on the board of councilors of Save-the-Redwoods League.

        Alec F. Beck—Mr. Beck (47) has served as a director since 1996. He is currently President of Hogan's Alley, Inc., which is the general partner of Lithoprint Co. and AGC Partners, Ltd., with operations in Austin, Texas.

        Sara L. Beckman—Dr. Beckman (47) has served as a director since 2002. She is currently a member of the Operations and Information Technology Management faculty at the Haas School of Business at the University of California Berkeley.

        H. James Brown—Dr. Brown (63) has served as a director since 1991. He is currently the President and Chief Executive Officer for the Lincoln Institute of Land Policy. Dr. Brown was a professor at the Kennedy School of Government, Harvard University, from 1970 to 1996, and served as the director of the Joint Center for Housing Studies at Harvard University. He also serves as a director of American Residential Investment Trust.

        Donald S. Hendrickson—Mr. Hendrickson (73) retired as President and Chief Executive Officer of BMC West Corporation in 1998. He serves as a Trustee of Albertson College of Idaho. He has served as a director since 1987.

        James K. Jennings, Jr.—Mr. Jennings (62) was appointed to the Board in February, 2003. He currently serves as Executive Vice President, Chief Financial Officer and Director of Atreides Capital, LLC and previously served as Executive Vice President, Chief Financial Officer and Director of Consolidation Partners, L.L.C., a privately-held merchant banking organization. Prior to that he served as Executive Vice President and Chief Financial Officer of Loomis, Fargo & Co., and its predecessor organization, from 1994 to January 2003.

        R. Scott Morrison, Jr.—Mr. Morrison (64) is nominated for election to the board for the first time. He was unanimously nominated by the other directors on March 12, 2004. Formerly, a partner and divisional President for the Florida based Arvida Corporation. He is currently the owner and President of Morrison Properties and a partner in City Center Business Offices, a company that rents business suites on a short-term basis and is based in Fort Lauderdale, Florida. Mr. Morrison is also a development principal in the Boca Raton Innovation Center now known as the Florida Atlantic Research Park.

        Peter S. O'Neill—Mr. O'Neill (66) has served as a director since 1993. He is the founder of O'Neill Enterprises, LLC., a residential development and homebuilding company, and is currently chairman of O'Neill Enterprises, LLC. and related companies. He currently serves as a director and member of the Executive Committee of The Nature Conservancy of Idaho and Chairman of the Board of Trustees of Albertson College of Idaho. He is a member of the Urban Land Institute and is currently serving as a director of IDACORP and Idaho Power Company.

        Richard G. Reiten—Mr. Reiten (64) has served as a director since 2001. He is currently Chairman of the Board of Northwest Natural Gas Co. He is also a director of U.S. Bancorp, Regence Group and IDACORP. Mr. Reiten is the immediate past Chairman of the Board for the American Gas Association, and served on the board of the Associated Electric & Gas Insurance Services Limited. He is also a trustee of the Board of The Nature Conservancy of Oregon, Portland Art Museum and the Oregon Business Council.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 1.

PROPOSAL 2

Approval of 2004 Incentive and Performance Plan

        In February 2004, our Board adopted the 2004 Incentive and Performance Plan (the "2004 Plan") and is unanimously recommending that shareholders approve the 2004 Plan. The Board believes the 2004 Plan is integral to BMHC's compensation strategies and programs. If approved by shareholders, it will give us more flexibility in providing competitive incentive compensation that closely aligns the interests of our employees and non-employee directors with those of our shareholders. If approved, the 2004 Plan will be effective as of May 4, 2004, and BMHC will file a registration on Form S-8 to register the shares of common stock covered by the 2004 Plan.

        Currently, we have two active stock incentive compensation plans in which officers participate and one active annual bonus plan for senior executive officers:

  •
  2000 Stock Incentive Plan (the "2000 Plan")—a long-term incentive plan that provides for the grant of various types of awards to officers, employees and consultants

  •
  Second Amended and Restated Non-Employee Director Plan (the "Director Plan")—a long term incentive plan that is limited to grants of stock only to our non-employee directors

  •
  Senior Officer Performance Bonus Plan (the "Bonus Plan")—an annual incentive plan for the Company's senior executive officers based on financial measures identified by the Board's Compensation Committee

        Under the 2000 Plan, 600,000 shares of our common stock were authorized for awards, subject to an annual automatic increase, with a maximum limit of 1,100,000 shares. At December 31, 2003, awards covering a total of 896,500 shares of our common stock had been granted under the 2000 Plan. On February 9, 2004, we granted an additional 103,500 awards under the 2000 Plan. In addition, when we adopted the 2000 Plan, we froze several existing plans, under which options to purchase an aggregate of 587,177 shares of our common stock were outstanding at December 31, 2003. At March 11, 2004, the total number of options outstanding, including options outstanding under the Director Plan, described below, is 1,580,127 shares, representing approximately 11.6% of our outstanding common stock on a fully-diluted basis.

        Under the Director Plan, 187,500 shares of our common stock were authorized for options or direct grants. At December 31, 2003, options and direct grants under the Director Plan totaled 164,000 shares of our common stock. Accordingly, the Director Plan is no longer adequate to provide continuing stock compensation for our directors, which more closely aligns the interests of directors with our shareholders than would cash compensation.

        We also have maintained the Bonus Plan for our senior executive officers, under which we have paid annual cash bonuses based on the achievement of performance criteria set by the Compensation Committee. We have included this cash bonus plan in the 2004 Plan in order to qualify this bonus plan under Section 162(m) of the Internal Revenue Code (the "Code").

        We also maintain retirement plans described elsewhere in this proxy, in which officers participate and other incentive plans not involving stock issuances for non-officer employees that will not be affected by the adoption of the 2004 Plan.

        The 2004 Plan is intended to replace the 2000 Plan, the Director Plan and the Bonus Plan. If the 2004 Plan is approved by shareholders, no further grants or awards will be made under the 2000 Plan, the Director Plan or the Bonus Plan after May 4, 2004.

        The 2004 Plan is intended to:

  •
  Attract, motivate, reward, and retain the broad-based talent critical to achieving our business goals;

  •
  Link a portion of each participant's compensation to the performance of both BMHC and the individual participants; and

  •
  Encourage ownership of our common stock by participants.

        The 2004 Plan will permit grants of Stock Options (including Incentive Stock Options within the meaning of Section 422 of the Code ("ISOs") and nonqualified stock options ("NQSOs," which are options that do not qualify as ISOs), Stock Appreciation Rights (SARs), Restricted Stock, Performance Awards (including Performance Shares and Performance Units), Other Stock Unit Awards, Stock (including non-discretionary grants of Stock to non-employee directors), and Annual Incentive Awards. If the 2004 Plan is approved, the aggregate number of shares of our common stock available for awards under the 2004 Plan and subject to outstanding options under the prior plans will constitute about 16.9% of our outstanding common stock on a fully diluted basis.

        We have included in the 2004 Plan several provisions that are favored by shareholders, including some that were contained in the plans being replaced. We have eliminated the evergreen feature contained in our 2000 Plan and provided that awards under the 2004 Plan are limited to seven years in duration. Awards under the 2000 Plan generally had 10-year terms. We expect that the 2004 Plan will be sufficient for stock incentive awards for the next four years. In addition, the 2004 Plan includes a commitment that we will not amend outstanding stock options to lower the exercise price of the stock options or grant new stock options in substitution for previously outstanding stock options. We have also provided that we will not grant stock options with a grant price that is below the fair market value of our stock on the date the stock options are granted.

        The Board believes the 2004 Plan provides flexibility to shape incentive awards that align employees' interests with those of our shareholders. The Board strongly recommends approval of the 2004 Plan. A more detailed description of the 2004 Plan follows.

Material Features of the Plan

        There are generally seven types of awards that may be granted under the 2004 Plan:

  •
  Stock Options

  •
  SARs

  •
  Restricted Stock

  •
  Performance Awards

  •
  Other Stock-Based Awards

  •
  Non-Discretionary Stock Grants to Non-Employee Directors

  •
  Annual Incentive Awards

        A total of 1,200,000 shares of common stock are reserved for issuance under the 2004 Plan. These shares are subject to adjustment upon the occurrence of any stock dividend or other distribution, recapitalization, stock split, subdivision, reorganization, merger, consolidation, combination, share repurchase, share exchange or other similar corporate transaction or event. Also, the following shares of stock will again be available for issuance under the 2004 Plan: (i) shares subject to an award that is cancelled, expired, forfeited or otherwise settled without the issuance of stock; (ii) shares of restricted stock that are forfeited; (iii) shares tendered to satisfy the exercise price of an option; and (iv) shares tendered or withheld to satisfy tax withholding requirements.

        Approximately 50 of our executive officers, key employees, and non-employee directors are eligible to receive awards under the 2004 Plan at the discretion of the Compensation Committee. The 2004 Plan restricts the number of Stock Options, SARs, Restricted Stock, Performance Awards comprised of Performance Shares and Other Stock-Based Awards that can be granted during any fiscal year to one individual to 200,000 shares, and limits the number of shares subject to restricted stock awards to 25% of the maximum number of shares subject to awards in any calendar year. In addition, the 2004 Plan limits the amount of any Annual Incentive Award that may be paid to a participant in a fiscal year to 200% of salary, and limits the aggregate amount not to exceed $1,500,000 of all awards qualifying as "performance-based compensation" within the meaning of Section 162(m) of the Code that may be paid to a participant in a fiscal year.

        The 2004 Plan is intended to provide "performance-based compensation" within the meaning of Section 162(m) of the Code. Section 162(m) generally limits to $1 million the deduction by an employer for compensation paid to certain senior executive officers. The Section 162(m) limitation does not apply to compensation based on the attainment of pre-established performance goals, one of which is obtaining shareholder approval of the compensation plan. If our shareholders approve the 2004 Plan and the other Section 162(m) requirements are satisfied, the Section162(m) limitation will not apply to compensation paid to our senior executive officers under the 2004 Plan.

        Awards will become exercisable or otherwise vest at the times and upon the conditions that the Compensation Committee may determine, as reflected in the applicable award agreement. Subject to certain limitations relating to Section 162(m), the Compensation Committee can accelerate the vesting and/or exercisability of any outstanding award as it, in its sole discretion, deems appropriate. The Compensation Committee also may make any award performance-based, which means the award will be paid out based on the attainment of specified performance goals, in addition to any other conditions the committee may establish. Awards under the 2004 Plan are discretionary. To date, no awards have been granted under the 2004 Plan.

        Stock Options.    Stock Options entitle the holder to purchase shares of our common stock during a specified period at a purchase price set by the Compensation Committee (not less than 100% of the fair market value of the common stock on the grant date). Each Stock Option granted under the 2004 Plan will expire seven years from the date of grant. Participants exercising a Stock Option may pay the exercise price by any lawful method permitted by the Compensation Committee. Incentive Stock Options may not be granted under the 2004 Plan on or after May 4, 2011.

        Stock Appreciation Rights.    A Stock Appreciation Right, or SAR, is the right, denominated in shares, to receive upon exercise, without payment to the Company, an amount equal to the excess of the fair market value of the common stock on the exercise date over the fair market value of the stock on the grant date. Payment may be made in cash, stock, or a combination of cash and stock. The Compensation Committee may grant SARs to participants as either freestanding awards or as awards related to Stock Options. For SARs related to a Stock Option, the terms and conditions of the grant will be substantially the same as the terms and conditions applicable to the related Stock Option, and exercise of either the SAR or the Stock Option will cause the cancellation of the other, unless otherwise determined by the Compensation Committee. The Compensation Committee will determine the terms and conditions applicable to awards of freestanding SARs.

        Restricted Stock.    Restricted Stock is common stock that is transferred or sold by the Company to a participant and that is subject to a substantial risk of forfeiture and to restrictions on sale or transfer for a period of time. The Compensation Committee will determine the amounts, terms, and conditions (including the attainment of performance goals) of any grant of Restricted Stock. Except for restrictions on transfer (and any other restrictions that the Compensation Committee may impose), participants will have all the rights of a shareholder with respect to the Restricted Stock. Unless the Compensation Committee determines otherwise, a participant's termination of employment during the restriction period will result in forfeiture of all shares subject to restrictions.

        Other Stock-Based Awards.    Other Stock-Based Awards are similar to restricted stock, except that the shares of stock are not issued to the participant until after the end of the restriction period and any other applicable conditions are satisfied. Other Stock-Based Awards also may be paid in cash rather than in stock, or in a combination of cash and stock.

        Performance Awards (Performance Shares and Performance Units).    Performance Shares represent the right to receive a payment at a future date based on the value of the common stock in accordance with the terms of the grant and upon the attainment of specified performance goals. Performance Units generally represent the right to receive a payment at a future date based on the value of property other than shares of common stock in accordance with the terms of the grant and upon the attainment of specified performance goals. The Compensation Committee will establish the performance goals and all other terms applicable to the grant. Payment may be made in cash, stock, or a combination of cash and stock, at the Compensation Committee's discretion.

        Annual Incentive Awards.    Annual Incentive Awards are payments based on the attainment of performance goals specified by the Compensation Committee. Annual Incentive Awards are calculated as a percentage of salary, based on the extent to which the performance goals are met during the year, as determined by the Compensation Committee. Annual Incentive Awards are paid in cash, and are limited to a maximum of 200% of the salary of a participant not to exceed $1,500,000.

        Non-Discretionary Stock Grants to Non-Employee Directors.    Non-employee directors receive initial grants of common stock when they first join the Board with a value of $35,000, and regular annual issuances of common stock with a value of $35,000.

        Performance Goals.    Awards under the 2004 Plan may be made subject to the attainment of performance goals relating to one or more business criteria, in order to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code. These business criteria include: revenue; net income or net income per share; earnings before interest, taxes, depreciation and amortization; return on sales; return on assets; return on shareholders' equity; cash flow; economic value added; cumulative operating income; return on investment; total shareholders' return; cost reductions; or achievement of environmental and health and safety goals of the Company or a subsidiary or business unit of the Company or a subsidiary for or within which the participant is primarily employed.

        Administration of the 2004 Plan.    The 2004 Plan is administered by the Compensation Committee, which consists entirely of independent directors. The Board may amend the 2004 Plan at any time and may make adjustments to the 2004 Plan and outstanding options, without shareholder approval, to reflect a stock split, stock dividend, recapitalization, merger, consolidation or other corporate events. Shareholders must approve amendments that:

  •
  change the number of shares subject to the 2004 Plan

  •
  decrease the grant or exercise price of any stock-based award to less than the fair market value of our common stock on the date of grant

  •
  materially increase the cost of the 2004 Plan to BMHC or the benefits to participants; or

  •
  are required by applicable law to be approved by shareholders

        The Board may terminate the plan at any time. The 2004 Plan, however, will remain in effect as awards may extend beyond that time in accordance with their terms.

        Change of Control.    A change of control (as defined in the 2004 Plan) will accelerate the vesting of all outstanding awards. This means that, in general, upon a change of control, all outstanding Stock Options and SARs will become fully exercisable; the restriction period applicable to outstanding shares of Restricted Stock and Other Stock-Based Awards will lapse; and all performance goals will be deemed attained. Upon a change of control, each Annual Incentive Award will be payable at the greater of target or the actual award amount determined by year to date performance, in either case prorated for the portion of the performance period completed prior to the change in control. Any award so accelerated or increased will not qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

Federal Income Tax Consequences

        The following discussion covers some of the United States federal income tax consequences with respect to awards that may be granted under the 2004 Plan. It is a brief summary only. Participants should refer to the Code for a complete statement of all relevant federal tax consequences or discuss the tax consequences with their tax advisor. This summary does not describe state, local or foreign tax consequences of an individual's participation in the 2004 Plan.

        Stock Options.    A participant usually does not realize taxable income upon the grant of a NQSO. Upon the exercise of an NQSO, a participant will realize ordinary income equal to the difference between the fair market value of the common stock being purchased and the exercise price. We generally will be entitled to take a federal income tax deduction in the amount of ordinary income recognized by the participant.

        If a participant exercises an NQSO and subsequently sells the option shares, any appreciation will be taxed as capital gain in an amount equal to the excess of the sales proceeds for the option shares over the participant's basis in the option shares. The participant's basis in the option shares generally will be the amount paid for the shares plus the amount included in the participant's ordinary income upon exercise.

        In general, a participant granted an ISO has no income tax consequences at the time of grant or exercise (except for purposes of computing liability for alternative minimum tax, if any) and we are not entitled to take a deduction. Upon sale of the underlying stock after satisfying applicable holding period requirements, any amount realized in excess of the exercise price paid will be taxed to the participant as a capital gain. If the holding period is not satisfied, the participant will realize ordinary income equal to the difference between the fair market value of the common stock at the time of exercise and the exercise price, and also will realize a capital gain (if any) equal to the difference between the participant's basis in the option shares (the exercise price plus any amount recognized as income) and the sale price. We also will be entitled to a deduction in the amount of ordinary income realized by the participant.

        Stock Appreciation Rights.    The tax treatment of a Stock Appreciation Right is similar to the tax treatment of an NQSO. Thus, a participant will realize no income upon the grant of an SAR. Upon the exercise of an SAR, a participant will realize ordinary income equal to the amount of cash and/or the fair market value of the common stock received. We will generally be entitled to take a federal income tax deduction in the amount of ordinary income recognized by the participant.

        Restricted Stock.    A participant will not recognize any income upon the receipt of Restricted Stock unless he or she elects under Section 83(b) of the Code, within 30 days of receipt, to recognize ordinary income equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, then on the date that the restrictions are removed, the holder generally will not recognize income. At the time the holder recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.

        Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize a capital gain or loss in an amount equal to the difference between the amount realized on the sale or other disposition and the holder's basis in the shares. The holder's basis will generally equal the fair market value of the shares at the time the restrictions were removed or, in the case of a Section 83(b) election, the fair market value of the shares on the date of grant.

        Other.    The tax treatment of other types of awards will depend on whether property (such as shares) or a mere right to receive payment (such as units) is transferred pursuant to such awards, and whether or not the awards are restricted.

        Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations under the 2004 Plan by delivering previously owned shares or by reducing the number of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will, in certain circumstances, result in the recognition of income with respect to such shares and may constitute a disposition for purposes of applying the ISO holding period.

        We generally will be entitled to withhold any required taxes in connection with the exercise or payment of an award or grant, and may require the participant to pay such taxes as a condition to exercise of an award.

        The terms of the agreements or other documents pursuant to which specific awards are made under the 2004 Plan may provide for accelerated vesting or payment of an award in connection with a change in control. In that event and depending upon the individual circumstances of the participant, certain amounts with respect to such awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a participant will be subject to a nondeductible 20% excise tax on any "excess parachute payments," and we will be denied any deduction with respect to such payments.

Vote Required

        Approval of the 2004 Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on Proposal 2, although they will have the effect of negative votes since they are counted as present for purposes of determining whether a quorum is present.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

CORPORATE GOVERNANCE

General

        BMHC has long believed that good corporate governance is critical to ensuring that the Company is managed for the long-term benefit of its shareholders. BMHC, through its Nominating and Corporate Governance Committee, benchmarks its corporate governance policies and practices to those suggested by various authorities and to the practices of other companies. The Company also monitors its compliance with the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission and the new listing standards of Nasdaq.

        During 2003, the Company took the following actions:

  •
  Updated the charter of its Compensation Committee

  •
  Amended the Directors' Corporate Governance Guidelines to include a requirement of participation by directors in director education programs

  •
  Developed a new director orientation plan

  •
  Developed and conducted a self assessment of its board and committee practices

  •
  Developed and conducted an assessment of certain board members

  •
  Reviewed the independence of board members

  •
  Reviewed and designated one of the Audit Committee members as a financial expert

Meetings and Committees of the Board of Directors

        During the fiscal year ended December 31, 2003, the Board of Directors met six times. All directors attended the annual meeting and at least 75% of all Board meetings. The Corporate Governance Guidelines encourage all directors to attend the annual meeting. In addition to the full Board meetings, some directors also attended meetings of Board committees. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. All committees are composed entirely of independent directors. Each committee charter is attached to this document.

        The Audit Committee assists the Board in fulfilling its responsibility to oversee (1) management's conduct of the Company's financial reporting, including overview of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or others; (2) the Company's systems of internal accounting, financial controls, and internal audit; (3) the annual independent audit of the Company's financial statements and selection of an independent auditor; and (4) the Company's legal compliance programs. The Committee is also responsible for (1) the appointment, compensation and oversight of any independent public accounting firm employed by the Company to audit its financial statements and (2) the review and approval of all audit and permitted non-audit services provided by the Company's independent public accounting firm or other firms. The Audit Committee consists of Messrs. Fix, who is Chairman, Jennings, who is Co-Chairman, Beck, Brown, and Hendrickson, and met fourteen times during the fiscal year ended December 31, 2003. Mr. Hendrickson resigned as a member of the Audit Committee effective December 31, 2003. The Board has designated Mr. Jennings as the financial expert for the Audit Committee. Each of the members of the Audit Committee is independent, as defined in the recently adopted Nasdaq listing standards.

        The Compensation Committee is authorized by the Board of Directors to set salaries and incentive compensation, stock options and retirement plans for BMHC's executive officers and employees. The

Compensation Committee consists of Messrs. O'Neill, who is Chairman, Mabry, and Reiten, and met six times during the fiscal year ended December 31, 2003.

        The Nominating and Corporate Governance Committee is authorized by the Board of Directors to (1) identify, screen and recommend qualified candidates to serve as directors of the Company; (2) administer the corporate governance policies of the Company; and (3) maintain and oversee the operations and effectiveness of the Board of Directors. The Nominating and Corporate Governance Committee consists of Mr. Reiten, who is Chairman, Dr. Beckman, Dr. Brown and Mr. Mabry, and met six times during the fiscal year ended December 31, 2003. The Nominating and Corporate Governance Committee charter addresses, among other things, the director nomination process.

        During the year ended December 31, 2003, all of the directors attended at least 75% of all of the meetings of the Board of Directors and those committees on which they served during the year.

        Mr. Fix and Mr. Mabry will retire from the Board effective May 3, 2004.

        For information regarding compensation received by directors, see "Compensation of Directors" and "Certain Relationships and Other Transactions."

Corporate Governance Guidelines

        The Board adopted Guidelines on Corporate Governance. These Guidelines are available on the Company's website under Investor Information/Corporate Governance. Among other matters, the Guidelines include the following:

  •
  A substantial majority of the members of the Board are independent, as defined in applicable rules for companies traded on the Nasdaq National Market

  •
  Directors stand for reelection each year

  •
  All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent directors

  •
  The Board and its committees have developed a process for annual self-assessment and have conducted assessments

  •
  The Board meets in executive session to conduct a formal evaluation of the chief executive officer

  •
  The Board confers with the chief executive officer regarding succession planning and management development

  •
  Independent directors meet in executive session on a regular basis

Code of Ethics

        In addition to our Code of Business Conduct applicable to all employees, during 2003, the Board of Directors adopted a Code of Ethics for Senior Financial Officers, Financial Directors and Controllers (the "Code of Ethics"). The Code of Ethics is available on our website under Investor Information/Corporate Governance. It requires covered persons to act with honesty and integrity, avoiding actual or apparent conflicts of interest and, among other things, requires covered employees to take all steps necessary to provide reasonable assurance that the financial and other information provided to shareholders and others is accurate, complete, and understandable. The Guidelines for Corporate Governance for our Board of Directors are also available on our website.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        This table details the amount of BMHC's common stock owned as of March 11, 2004, by each person who is known by BMHC to beneficially own more than 5% of BMHC's common stock. The table also shows information concerning beneficial ownership by all directors, each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group.

Beneficial Ownership Table

	Beneficial Ownership[1]
Beneficial Owners:	Number of Shares	Percent of Tota1[2]
WM Advisors, Inc. 1201 Third Avenue, 22nd Floor Seattle, WA 98101	1,631,910	12.2%
ICM Asset Management, Inc. 601 West Main Avenue, Suite 600 Spokane, WA 99201	1,360,750	10.2%
Barclays Global Investors, NA. 45 Fremont Street San Francisco, CA 94105	1,196,695	9.0%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,016,976	7.6%
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202-1008	929,100	6.9%
Directors and Executive Officers:
Robert E. Mellor, Chairman of the Board, President and Chief Executive Officer[3,4]	488,070	3.7%
Richard F. Blackwood, Retired Former President of BMC West Former Executive Vice President of BMHC[3,4]	97,451	*
Ellis C. Goebel, Senior Vice President, Finance[3,4]	104,358	*
Paul S. Street, Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary[3,4]	77,309	*
Stanley M. Wilson, Senior Vice President; President and Chief Executive Officer—BMC West[3,4]	87,965	*
Alec F. Beck, Director[4]	23,257	*
Sara L. Beckman, Director	5,155	*
H. James Brown, Director[4]	27,943	*
Wilbur J. Fix, Director[4]	27,043	*
Donald S. Hendrickson, Director[4,5]	50,913	*
James K. Jennings, Jr., Director	4,700	*
Guy O. Mabry, Director[4]	28,443	*
Peter S. O'Neill, Director[4]	33,443	*
Richard G. Reiten, Director	8,460	*
All directors and executive officers as a group (14 persons):	1,064,510	8.0%

*
Represents holdings of less than 1%.
1
This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13G, if any, filed with the Securities and Exchange Commission ("SEC"). Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power regarding the shares shown as beneficially owned by the shareholder.
2
The percentage of stock ownership is based on 13,369,481 outstanding shares of BMHC's common stock, adjusted as required by the rules promulgated by the SEC.
3
Includes shares purchased through BMHC's 401(k) Plan and held indirectly during 2003: Mr. Mellor, 420; Mr. Blackwood, 1,301; Mr. Goebel, 1,156; Mr. Street, 121; and Mr. Wilson, 939.
4
Includes the shares that certain BMHC directors and executive officers have the right to acquire within 60 days after the date of this table pursuant to outstanding options; Mr. Mellor, 412,900; Mr. Beck, 9,000; Mr. Blackwood, 81,150; Dr. Brown, 15,750; Mr. Fix, 15,750; Mr. Goebel, 78,710; Mr. Hendrickson, 2,250; Mr. Mabry, 15,750; Mr. O'Neill, 15,750; Mr. Street, 59,250; Mr. Wilson, 76,880; and all directors and executive officers as a group, 783,140.
5
Mr. Hendrickson has disclaimed beneficial ownership of 25,000 shares.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

        This table details certain summary information concerning compensation paid to or accrued by BMHC on behalf of BMHC's chief executive officer and certain of BMHC's other executive officers (determined as of December 31, 2003) (the "Named Executive Officers") for the years ended December 31, 2003, December 31, 2002, and December 31, 2001.

Summary Compensation Table

Long-Term Compensation
		Annual Compensation			Awards[3]		Payouts
Name And Principal Position	Year	Salary($)	Bonus($)[1]	Other Annual Compensation ($)[2]	Securities Underlying Options (#)		LTIP Payouts ($)[7]	All Other Compensation ($)[8]
Robert E. Mellor Chairman, President and Chief Executive Officer	2003 2002 2001	610,000 560,000 500,000	373,625 485,800 387,729	0 1,575 44,175	75,000 75,000 75,000	[4] [5] [6]	153,600 0 0	288,833 88,799 100,230	[9]
Richard F. Blackwood President/BMC West Executive Vice President/BMHC[10]	2003 2002 2001	380,000 355,000 325,000	182,818 203,060 303,169	0 0 56,202	0 0 0		74,880 0 0	65,626 60,456 64,348
Ellis C. Goebel Senior Vice President, Finance	2003 2002 2001	240,000 232,000 225,000	138,300 176,320 156,583	0 0 18,790	6,000 14,000 14,000	[4] [5] [6]	25,920 0 0	41,013 36,902 41,570
Paul S. Street, Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary	2003 2002 2001	260,000 240,000 225,000	132,075 182,880 157,217	0 0 22,795	18,000 20,000 14,000	[4] [5] [6]	25,920 0 0	44,661 38,872 41,430
Stanley M. Wilson Senior Vice President; President and Chief Executive Officer, BMC West	2003 2002 2001	250,000 220,000 200,000	308,450 148,280 127,630	0 66,050 0	18,000 20,000 18,000	[4] [5] [6]	46,080 0 0	41,896 34,688 35,615

1
Each year BMHC has adopted a bonus plan tied to the performance of the company for its key management personnel, including executive officers. The Compensation Committee determines the final size of the bonus pool. Distribution of the officer bonus pool is based on each person's salary and each individual officer's performance against predetermined objectives. The President and Chief Executive Officer of BMHC participates in a bonus plan similar to the other executive officers. For 2003, Mr. Mellor earned a bonus of $373,625.

2
Consists of proceeds received on the exercise of options equal to the difference between the exercise price and the market price on the exercise date. Certain incidental personal benefits that are furnished to BMHC's executive officers are not otherwise disclosed in this Proxy Statement. For fiscal year 2003, the incremental cost to BMHC to provide these incidental personal benefits did not exceed the lesser of $50,000 or 10% of the compensation reported in the Summary Compensation Table for any Named Executive Officer or, with respect to all executive officers as a group, the lesser of $50,000 multiplied by the number of persons in such group or 10% of the compensation reported in the table for the group.

3
BMHC has not granted any stock appreciation rights (SARs). All awards consist of stock options and are detailed in the following footnotes.

4
In 2003, BMHC granted stock options covering 185,750 shares under the 2000 Plan. Options vest at a rate of 25% per year unless, pursuant to the terms of the 2000 Plan, the vesting schedule is accelerated by the Compensation Committee of the Board of Directors.

5
In 2002, BMHC granted stock options covering 221,000 shares under the 2000 Plan. Options vest at a rate of 25% per year unless, pursuant to the terms of the 2000 Plan, the vesting schedule is accelerated by the Compensation Committee of the Board of Directors.

6
In 2001, BMHC granted stock options covering 204,500 shares under the 2000 Plan. Options vest at a rate of 25% per year unless, pursuant to the terms of the 2000 Plan, the vesting schedule is accelerated by the Compensation Committee of the Board of Directors.

7
The LTIP utilizes an incentive formula with predefined goals and a graduated scale for determining incentive awards based on the Company's achieving an equally weighted mix of earnings before interest, taxes, depreciation and amortization ("EBITDA") and return on capital employed over a three year term. Awards will be paid in cash, unless deferred, and are determined by multiplying the earned payout percentage by the individual executive officer's target incentive opportunity times the base annual salary in effect at the start of the plan cycle.

8
Includes BMHC's matching payments under its savings and retirement plan (the "401(k) Plan"). The 401(k) Plan is intended to qualify under Section 401(a) of the Code, and has a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. Under the 401(k) Plan's cash or deferred arrangement, eligible employees may elect to contribute on a tax-deferred basis from 1% to 50% of their total compensation, subject to statutory limitations. In 2003, BMHC matched 50% of the first 6% of compensation contributed. Plan participants invest their individual accounts in selected investment alternatives made available under the 401(k) Plan. BMHC's matching contributions during the last fiscal year to its Named Executive Officers were as follows: Robert E. Mellor, $6,000; Richard F. Blackwood, $5,738; Ellis C. Goebel, $5,290; Paul S. Street, $5,486 and Stanley M. Wilson, $6,000.

  BMHC adopted a supplemental executive retirement plan ("SERP") to supplement the 401(k) Plan. The goal of the SERP is to provide an overall plan enabling employees to retire at age 65 with 30 years of service at an income level of at least 60% of pre-retirement pay. The retirement value target takes into consideration Social Security and 401(k) Plan benefits. In 2003, BMHC agreed to fund the SERP for executive officers with funds between 11.6%-13.0% of each executive officer's current base salary (these contributions are included in the table). Mr. Mellor's SERP account received an additional contribution of $175,000 pursuant to the terms of his employment contract discussed on page 22. Contributions are based on a percentage of BMHC's earnings after taxes, up to an amount not to exceed 20% of base salaries. BMHC has complied with Code Section 3121(v) which requires that social security taxes be withheld from any employer contributions made to a supplemental executive retirement plan. Other compensation includes the 401(k) Plan matching contributions listed above, with the balance consisting of contributions made to each individual's SERP. BMHC's contributions during the last fiscal year to offset the current tax impact of the retirement plan contributions to its Named Executive Officers were as follows: Robert E. Mellor, $7,111; Richard F. Blackwood, $1,320; Ellis C. Goebel; $777, Paul S. Street, $854; and Stanley M. Wilson, $815.

  Contributions made with respect to key management participants who are not considered highly compensated individuals under IRS regulations are used to acquire shares of BMHC's common stock. These contributions are allocated based upon individual base salary in excess of $20,000 and are added to the participants' 401(k) Plan accounts. Highly compensated individuals participate in a plan in which each year they receive a number of units determined on company performance with a minimum gain on the balance of 6% annually. BMHC funds distributions by purchasing cash value life insurance on participants, which is owned by BMHC. BMHC maintains a qualifying trust, which is subject to claims of creditors, in order to otherwise assure payment of benefits to participants.

  The Company provides a non-qualified deferred compensation plan under which certain highly paid executives can defer income. The Company matches their deferral equal to 50% of savings to a maximum of 6% of compensation saved, including amounts saved under the Company's 401(k) plan. BMHC's matching contributions during the last fiscal year to its Named Executive Officers were as follows: Robert E. Mellor, $21,646; Richard F. Blackwood, $11,400; Ellis C. Goebel, $7,200; Paul S. Street, $7,800 and Stanley M. Wilson, $5,948.

9
Mr. Mellor received a board approved special grant of $175,000 into his retirement income account.

10
Mr. Blackwood's retirement was effective December 31, 2003.

Stock Option Grants in the Last Fiscal Year

        In 2003, BMHC granted stock options covering 185,750 shares from the 2000 Plan.

Option Grants in Last Fiscal Year

Individual Grants
Name	Number of Securities Underlying Options Granted(#)[1]	% of Total Options Granted to Employees in Fiscal Year[2]	Exercise Price ($/Sh)[3]	Expiration Date	Grant Date Present Value($)[4]
Robert E. Mellor	75,000	40.4%	$13.93	04/02/13	$665,738
Richard F. Blackwood	0	0%	—	—	—
Ellis C. Goebel	6,000	3.2%	$13.93	04/02/13	53,259
Paul S. Street	18,000	9.7%	$13.93	04/02/13	159,777
Stanley M. Wilson	18,000	9.7%	$13.93	04/02/13	159,777

1
Options vest at a rate of 25% per year, unless the vesting schedule is accelerated by the Compensation Committee of the Board of Directors, according to the terms of the 2000 Plan. In the event of a change of control all outstanding options become exercisable immediately. Options expire 90 days after an optionee's employment with BMHC is terminated for any reason, unless the termination results from the optionee's death, permanent disability or retirement. In the case of an optionee's death or disability, a vested option does not expire until one year after optionee's death or disability. However, if an optionee retires, a vested option does not expire until three years after the optionee's retirement. Options expire 10 years from the grant date. As of December 31, 2003, 25% of the options granted to executive officers and key employees in the last fiscal year were vested and fully exercisable.

2
During the 2003 fiscal year, 15 of BMHC's 8,300 employees were granted options under the 2000 Plan. During the 2003 fiscal year, all shares granted under the 2000 Incentive Stock Plan were to executive officers and key employees.

3
Represents the closing market price of BMHC's common stock on the grant date.

4
BMHC uses the Black-Scholes model of option valuation to determine grant date present value. BMHC does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The actual value that an executive officer realizes depends on the market value of BMHC's stock at a future date and may be more or less than the amount calculated. Estimated values under the Black-Scholes model are based on (a) an expected life of approximately nine years; (b) an interest rate that represents the interest rate on a similar maturity coupon U.S. Treasury Bond; and (c) volatility calculated using daily stock prices for nine years prior to the grant date.

Aggregated Stock Options

        The table below provides information concerning aggregated unexercised stock options held as of December 31, 2003 and stock options exercised during 2003 by the Named Executive Officers.

Aggregated Options/Exercises in Last Fiscal Year and Fiscal Year End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2003[1]
					Value of Unexercised In-the-Money Options at December 31, 2003[1,2]
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert E. Mellor	0	0	358,400	171,500	$1,493,153	$740,483
Richard F. Blackwood	0	0	71,925	4,000	$411,312	$22,120
Ellis C. Goebel	0	0	73,610	18,000	$341,906	$54,947
Paul S. Street	0	0	59,250	29,000	$262,005	$68,407
Stanley M. Wilson	0	0	73,940	30,800	$333,173	$78,673

1
The table includes options granted under BMHC's stock option plans as of December 31, 2003, and options granted outside BMHC's stock option plans. The options are valued at the closing market price of the stock on December 31, 2003.

2
The values in these columns are the aggregate amount by which the market price per share of $15.53 on December 31, 2003 exceeded the respective exercise prices of each of the options.

Long-Term Incentive Plan

        The Company maintains a Long-Term Incentive Plan (the "LTIP") for certain of its senior executives. The LTIP provides for the payment of awards based on a percentage of the participant base salary if the Company achieves certain targets for earnings before income taxes, depreciation and amortization and return on capital employed over a three-year period. The Chief Executive Officer recommends and the Compensation Committee selects the executives eligible to participate and sets threshold, target and maximum levels of performance. Participants must be employed at the end of a performance cycle to receive an award, except in the case of retirement, when the award is prorated at the end of the cycle, and in the event of death or complete disability or a change of control transaction, in which cases awards become vested.

        The following table presents information regarding LTIP awards made to the Named Executive Officers in 2003.

			Estimated Future Payouts
		Performance or other Period Until Payout
Name	Percent of Base Salary		Assuming Threshold is Met	Assuming Target is Met	Assuming Maximum is Met
Robert E. Mellor	80%	2003-2005	$122,000	$488,000	$976,000
Richard F. Blackwood	70%	2003-2005	$66,500	$266,000	$532,000
Ellis C. Goebel	45%	2003-2005	$27,000	$108,000	$216,000
Paul S. Street	45%	2003-2005	$29,250	$117,000	$234,000
Stanley M. Wilson	60%	2003-2005	$37,500	$150,000	$300,000

Compensation of Directors

        In 2003, BMHC paid a quarterly fee of $8,750 to each non-employee director, or $10,000 to each director who chaired a committee. The Company also granted each non-employee director 2,700 shares under the Second Amended and Restated Non-Employee Director Stock Plan for service on the Board of Directors. All of the directors are reimbursed for their expenses in attending Board of Directors and committee meetings. The Company provides a non-qualified deferred compensation plan under which directors can elect to defer their quarterly fee and the annual share grant.

        During 2003, BMHC donated $5,000 for each director to charities designated by the director.

Employment Agreement

        In June 2002, the Company entered into a five-year employment agreement with Mr. Mellor as Chief Executive Officer and Chairman of the Board of the Company with annual compensation of $560,000, subject to review and increase at the discretion of the Compensation Committee. The agreement also provides for an incentive bonus based upon Mr. Mellor meeting annual objectives determined by the Compensation Committee, with a minimum range of 0% to 150% of base salary. Mr. Mellor is also entitled to participate in the Company's long-term incentive plan subject to meeting targeted objectives, with a range of 0% to 160% of base salary. If Mr. Mellor's employment is terminated without cause or he resigns for good reason (as such terms are defined in the agreement), other than in connection with a change of control, Mr. Mellor is entitled to receive, among other things, severance payments ranging from 12 months to 36 months depending upon when the termination occurs, a pro rated bonus for the year in which the termination occurs, accelerated vesting of options for the year in which termination occurs and contribution to the retirement plan for the year in which termination occurs. The agreement also provides for differing payments if Mr. Mellor's employment is terminated as a result of death or disability, or in the event of a voluntary termination or a termination for cause. Mr. Mellor is also entitled to participate in the Company's Severance and Change of Control Agreements described below. The Company has agreed to establish and contribute to an additional defined contribution supplemental retirement program, designed to provide Mr. Mellor with a retirement annuity at age 65, in an amount, taken together with other pension and Social Security benefits to which he may be entitled at age 65, equal to 35% of his final average compensation from salary and bonus for the last three years of his employment. Mr. Mellor has agreed not to compete or solicit customers or employees for a period of one year following termination of employment, subject to certain customary exceptions. In February 2004, the Company entered into a First Amendment to this contract to provide that bonus and compensation under the LTIP shall not exceed 200% of Base Salary effective January 1, 2004.

Severance and Change in Control Agreements

        Each of the Named Executive Officers and certain other officers have entered into Severance Agreements with BMHC or BMC West and its subsidiaries (the "Severance Agreement"). Under the terms of the Severance Agreement, a participating executive will be entitled to receive benefits if the executive's employment is terminated by BMHC without cause or by the executive for good reason within three years following a change in control of BMHC.

        The benefits payable to the Named Executive Officers under the Severance Agreement consist of a lump sum cash payment equal to 2.99 times the sum of (i) the executive's compensation (measured by the higher of the amount in effect at the time of termination or Change in Control), plus (ii) the highest cash bonus and profit sharing plan contribution during the three years prior to the Change in Control. In addition, under BMHC's stock option plans, the options vest upon a Change in Control.

        The Severance Agreement also includes all district managers, location managers, and all other key employees whose total annual compensation exceeds $75,000. This group of district managers, location managers and eligible employees are eligible to receive one year's cash compensation if their employment is affected upon a Change in Control.

        A "Change in Control" includes: (i) a merger or consolidation of BMHC in which BMHC is not the continuing entity or the holders of BMHC's voting stock immediately prior to the transaction have less than the same proportionate interest in the continuing entity after the transaction; (ii) a sale or exchange of all or substantially all of the assets of BMHC; (iii) approval of a plan of liquidation or dissolution; (iv) a change, over a two-year period or less, in a majority of the Board of Directors that has not been approved by two-thirds of the directors in office at the beginning of the period; and (v) the acquisition by certain persons of 50% or more of BMHC's outstanding stock.

        The term "Cause" is defined as the commission of certain felonies, willful dereliction of duties, malicious conduct, and habitual neglect of duties. An executive's voluntary termination is for "Good Reason" if any of the following occurs within six months prior to such termination: (i) material change in the executive's duties or position; (ii) a material decrease in compensation or benefits; (iii) certain relocations; and (iv) breach of the Severance Agreement.

        The Severance Agreement has an initial term of two years and thereafter is automatically renewed for a similar period, subject to cancellation or amendment by BMHC on or before a subsequent renewal date. Under the Severance Agreement, to the extent that any payments (or any portion thereof) to the employee result in a tax obligation for the employee (including excise taxes imposed on any so-called "parachute payments" as that term is defined in the Code), the Company has agreed to pay an additional lump-sum cash payment (the "Gross-Up Payment") to the employee in an amount such that, after the payment of all federal and state taxes on the Gross-Up Payment, the employee will have sufficient funds to pay the tax obligations arising from the original payment received by the employee.

Compensation Committee Interlocks and Insider Participation

        BMHC's Compensation Committee consists of Peter S. O'Neill, Guy O. Mabry and Richard G. Reiten. None of BMHC's executive officers serves as a director of another corporation in a case where an executive officer of such other corporation serves as a director of BMHC.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors (the "Committee"), which consists of three non-employee Directors, approves and oversees BMHC's executive compensation programs. The Committee's overall objectives in administering the compensation program are to:

  •
  align the Company's compensation strategy with its business objectives,

  •
  align the Company's compensation program with shareholder interests (i.e. stock ownership guidelines),

  •
  support a culture of strong financial performance, and

  •
  attract, retain and motivate highly talented executives.

        The Committee reviews annually the competitive market practices among companies in the homebuilding, residential construction services and building materials industry as well as comparably sized companies in general industry. For a frame of reference, the Committee uses a national independent compensation consultant and published surveys to compare BMHC's compensation program and performance against industry peers when making its decisions about executive compensation. Annually, the Committee receives and considers reports from its outside consultant which evaluated BMHC's executive compensation practices and company financial performance compared to direct peers and other similar industries. The studies reviewed indicated that BMHC's executives' base salaries and total direct compensation were generally competitive with similar companies in the survey group.

        Compensation Policies for Executive Officers.    Compensation policies for executive officers follow the compensation policies for all employees. The policies emphasize the principle that compensation should be competitive with the appropriate market as well as commensurate with employee and BMHC performance.

        The specific BMHC compensation programs for executive officers are structured to provide competitive compensation levels that integrate compensation with BMHC's annual and long-term performance goals, reward above-average corporate performance and recognize individual initiative and achievements. Targets for total compensation are set at levels the Committee believes are consistent with others in BMHC's industry and comparably sized companies in similar industries. Actual compensation in any particular year may be above or below BMHC's competitors or comparably sized companies in similar industries, depending upon BMHC's performance.

        Relationship of Performance under Compensation Plans.    Compensation paid to the executive officers in 2003, as reflected in the summary compensation table on page 17, consisted of the following elements:

  •
  Base Salary. Based on a review of competitive salaries, the Committee made adjustments in some of the executive base salaries to bring them in line with performance and competitive data for the functions being performed. Any additional compensation paid to executive officers in the form of performance bonuses is based on BMHC's earnings, thereby aligning executive officers' interests with BMHC's profitability and the interests of shareholders.

  •
  Annual Performance Bonus. For 2003, BMHC's annual bonuses to its executive officers with general administrative responsibilities are based on BMHC's earnings per share and return on equity. The bonus of each operating officer is based on a combination of the respective operation's earnings and return on net investment, as well as the overall earnings per share of BMHC. The Committee sets performance targets and bonus payout opportunities for these areas. A portion of an executive officer's bonus opportunity is determined by performance against specific individual objectives established at the beginning of each year.

  •
  Stock Incentive Plan. BMHC's 2000 Plan is designed to focus management on BMHC's long-term operating performance and stock price growth. In 2003, the Committee approved grants to its executive officers of BMHC's common stock. All options vest over four years and expire 10 years from the grant date.

  •
  Long Term Incentive Plan ("LTIP"). BMHC's LTIP is intended to retain and motivate executive officers to achieve specific goals of economic profit balanced by return on capital employed. The LTIP utilizes an incentive formula with predefined goals and a graduated scale for determining incentive awards based on the Company's achieving an equally weighted mix of earnings before interest, taxes, depreciation and amortization ("EBITDA") and return on capital employed over a three year term. The LTIP is intended to provide a link between an executive's short-term and long-term incentive compensation that reinforces the importance of shareholder returns through increased economic profit and the efficient use of capital. Awards will be paid in cash, unless deferred, and are determined by multiplying the earned payout percentage by the individual executive officer's target incentive opportunity times the base annual salary in effect at the start of the plan cycle. See the table on page 19 for awards made to Named Executive Officers.

  •
  Other Benefit Plans. The executive officers also participate in other employee benefit programs, including health insurance, group life insurance, a 401(k) Plan, a supplemental executive retirement plan and a non-qualified deferred compensation plan. In 2003, BMHC funded the SERP for executive officers based on Company profitability in 2002, with funds in the range of 11.6%-13.0% of each executive officer's 2003 base salary. The executive officers participate in a plan in which they receive a contribution to their account each year determined on performance with a minimum gain of 6% annually on their balance before the contribution.

        Chairman, President and Chief Executive Officer's 2003 Compensation.    The Committee's approach to compensation of the Chairman, President and Chief Executive Officer is the same as with the other executive officers. The compensation package includes base salary, annual performance bonus, stock options, LTIP and the other employee benefit plans available to other executive officers.

        In June 2002, the Committee recommended, and the Board approved, a contract with the Chairman for a term of five years, which was amended in February 2004. The Board's decision to enter into a contract reflected it's approval of the Chairman's leadership and the direction of the Company. The Board concluded that the contract was important to the interests of the shareholders by ensuring continuity in the strategy being pursued by the Company. The contract follows the same compensation policy applied to all executive officers, with the addition of an additional SERP contribution to Mr. Mellor to assist him in his retirement planning. See page 22 for details of the contract.

        Based on the Company's achievement of its 2003 targets for earnings per share and return on equity, as established at the beginning of the year, Mr. Mellor was awarded a performance bonus of $373,625. Mr. Mellor was granted a special annual grant of $175,000 into his retirement account that was approved by the Board as part of his five-year contract noted above. The Compensation Committee believes that the Chairman's bonus ties a substantial part of the Chairman's annual compensation to BMHC's annual performance results, and thus aligns the Chairman's compensation with shareholders' interests.

        Mr. Mellor was granted an option in 2003 to acquire 75,000 shares of common stock at the fair market value on the grant date. The options vest over four years and expire 10 years from the grant date.

        Deductibility of Compensation.    The federal income tax laws limit the deductibility of certain compensation paid to the Chief Executive Officer and the four other most highly compensated executives (the "Covered Employees") in excess of $1 million per Covered Employee. Under the federal income tax law, certain compensation, including "performance-based compensation" is excluded from the $1 million deductibility limit. The Company's 2000 Plan, which was approved at the Company's 2000 Annual Meeting of Shareholders, allows the Committee to make certain incentive compensation awards to Covered Employees that qualify as "performance-based compensation." The Committee's general policy is, where feasible, to structure compensation paid to the Covered Employees so as to maximize the deductibility of such compensation for federal income tax purposes. There may be circumstances, however, where portions of such compensation will not be deductible. In 2003, compensation paid to the Chairman in excess of $1.0 million is not deductible.

                      COMPENSATION COMMITTEE
                      Peter S. O'Neill, Chairman
                      Guy O. Mabry
                      Richard G. Reiten

REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

        The Nominating and Corporate Governance Committee of the Board of Directors (the "Committee") consists of four non-employee independent directors. The Committee is charged with identifying, screening and recommending qualified candidates to serve as directors of the Company, administering the corporate governance policies of the Company including overseeing the operations and effectiveness of the Board of Directors.

        The Committee reviews all nominees for service on the Board of Directors including nominees by shareholders. The Committee seeks nominees with skills and expertise that will contribute to the overview function of the Board of Directors and that will assist management in achieving the strategic goals of the Company. The Committee also seeks to diversify the Board and to identify potential candidates who can work collegially with the other members of the Board.

        The Committee has not retained the services of any firm to assist it in identifying potential director candidates. The Committee routinely receives names of potential board members from other members of the Board, the employees of the Company and others who have an interest in the Company. The Committee monitors potential openings on the board and meets with potential candidates to assess their skills and level of interest in the Company. The Committee, through a consensus process, brings potential nominees to the other board members and seeks their input and advice before making a nomination. To date, the Committee has not received any names of potential nominees from shareholders holding more than 5% of the issued and outstanding stock of the Company.

                NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
                Richard G. Reiten, Chairman
                Sara L. Beckman
                H. James Brown
                Guy O. Mabry

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee reviews BMHC's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, and applicable laws and regulations. BMHC's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of BMHC's audited financial statements to accounting principles generally accepted in the United States of America. The Company also maintains an internal audit department that reports to the Audit Committee and to management, and is responsible for objectively reviewing the quality and effectiveness of the Company's system of internal controls.

        The Audit Committee has the authority to select, evaluate and determine the compensation of the Company's independent auditors. The Audit Committee has reviewed and discussed with management and the independent auditors BMHC's audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter from the independent auditors required by Independence Standards Board, Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from BMHC and its management. The Audit Committee has considered whether the independent auditors' provision of other non-audit services to the Company is compatible with the auditors' independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the filing with the Securities and Exchange Commission of the audited financial statements incorporated by reference in BMHC's Annual Report on SEC Form 10-K for the year ended December 31, 2003.

        Mr. Hendrickson served on the Audit Committee in 2003 and resigned from the Committee effective December 31, 2003.

                      AUDIT COMMITTEE
                      Wilbur J. Fix, Chairman
                      James K. Jennings, Jr., Vice Chairman
                      Alec F. Beck
                      H. James Brown

FEES PAID TO INDEPENDENT AUDITORS

        Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as of or for(5) the years ended December 31, 2003 and 2002 were:

	2003	2002
Audit fees(1)	$784,615	$611,142
Audit related(2)	167,220	74,779
Tax(3)	175,300	151,750
All Other(4)	1,400	11,769

Total Fees	$1,128,535	$849,440

(1)
Audit fees for the years ended December 31, 2003 and 2002, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company and its reviews of the Company's unaudited condensed consolidated interim financial statements, income tax provision procedures, and assistance with review of documents filed with the SEC.

(2)
Audit related fees as of the years ended December 31, 2003 and 2002, respectively, were for assurance and related services related to the employee benefit plan audits, due diligence and valuation services and accounting consultations in connection with acquisitions and financial accounting and reporting standards.

(3)
Tax fees as of the years ended December 31, 2003 and 2002, respectively, were for services related to tax compliance, including the preparation of tax returns and claims for refund, tax planning and advice, and advice related to mergers and acquisitions.

(4)
All other fees as of the years ended December 31, 2003 and 2002, respectively, were for services rendered for information technology consulting.

(5)
The aggregate fees included in Audit fees are fees billed for the fiscal years for the audit of the registrant's annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

Audit Committee Pre-Approval Policies and Procedures

        The Company's Audit Committee pre-approves all non-audit related services provided by the Company's auditors. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to an estimated budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent accountants, the Audit Committee considers whether such services are consistent with the auditor's independence, whether the independent accountants are likely to provide the most effective and efficient service based on their familiarity with the Company and whether the service would enhance the Company's ability to control risk or improve audit quality. All of the audit related, tax and other services provided by PricewaterhouseCoopers in fiscal year 2003 described under "Fees Paid to Independent Auditors" were approved in advance by the Audit Committee.

Independent Public Accountants

        PricewaterhouseCoopers has audited the Company's financial statements for the year ended December 31, 2003. On December 5, 2003, the Audit Committee dismissed PricewaterhouseCoopers as the independent accountants for the Company, to be effective upon the completion of the audit of the consolidated financial statements for the year ended December 31, 2003. The Audit Committee made the decision to change independent accountants upon the completion of such audit. On March 12, 2004, PricewaterhouseCoopers LLP completed its audit of the Company's consolidated financial statements for the year ended December 31, 2003, and the dismissal of PricewaterhouseCoopers LLP as the Company's independent accountants was effective as of the close of business on March 12, 2004. The reports of PricewaterhouseCoopers on the financial statements for the years ended December 31, 2002 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the years ended December 31, 2002 and 2003 and through March 12, 2004, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

        During the years ended December 31, 2002 and 2003 and through March 12, 2004, there have been no reportable events, as defined in Regulation S-K Item 304(a)(1)(v) other than the following. As part of the audit of the financial statements for the year ended December 31, 2003, PricewaterhouseCoopers LLP communicated to the Company's management and Audit Committee two conditions in the Company's internal controls that were considered to be material weaknesses: (1) the process to record the liabilities related to its large deductible insurance program, and (2) the process utilized by the Company to gather information in order to complete its annual impairment testing of its recorded goodwill and indefinite lived intangible assets as required by generally accepted accounting principles. As a result, the Company is currently enhancing internal processes related to recording the liabilities of its large deductible insurance program and the testing and review of actuarial and claims data. The Company has a plan in place to avoid these issues in 2004. The Company also has implemented a new process involving the timing of communications between field personnel and senior management relating to circumstances that might affect impairment analyses under FAS 142, particularly relating to amortization of customer relationships.

        KPMG has been selected by the Audit Committee as the Company's independent public accountants to audit the Company's financial statements for 2004.

PERFORMANCE GRAPH
COMPARES 5-YEAR CUMULATIVE TOTAL RETURN
AMONG BMHC
NASDAQ MARKET INDEX AND PEER GROUP INDEX

        The graph below compares BMHC's cumulative total return with the Nasdaq Market Index and a Peer Group Index from January 1, 1998, through December 31, 2003. Total return is based on an investment of $100 on January 1, 1998, and reinvestment of dividends through December 31, 2003. The Peer Group Indexes include publicly held building materials distributors and similarly sized distributors of other products to the construction industry.1

1The 2003 Peer Group Index is composed of the following issuers: Wickes, Inc. and Wolohan Lumber Co.

CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

        Section 16(a) of the Securities Exchange Act of 1934 requires BMHC's executive officers, directors and persons owning more than 10% of a registered class of BMHC's equity securities to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish BMHC with copies of all Section 16(a) forms they file. Based solely on its review of such forms and written representations from certain reporting persons that they have complied with the relevant filing requirements, BMHC believes that all filing requirements applicable to its executive officers, directors and greater than 10% shareholders were complied with as of December 31, 2003, except James K. Jennings, Jr. and Peter S. O'Neill each filed one late Form 4 in 2003.

Indemnification of Executive Officers and Directors

        BMHC's Bylaws provide that BMHC will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by law. BMHC believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and requires BMHC to advance litigation expenses in the case of shareholder derivative actions or other actions against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. BMHC is also empowered under its Bylaws to enter into indemnification contracts with its directors and executive officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. In accordance with this provision, BMHC has entered into indemnity agreements with each of its directors and executive officers. BMHC also has in effect directors and executive officers liability insurance coverage.

        BMHC's Certificate of Incorporation provides that, under Delaware law, its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to BMHC and its shareholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to BMHC, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

        Currently, there is no pending litigation or proceeding involving a director, executive officer, employee or other BMHC agent where indemnification is sought. BMHC is not aware of any threatened litigation that may result in indemnification claims by any director, executive officer, employee or other agent.

        Any future transactions between BMHC and its executive officers, directors and affiliates will be on terms no less favorable to BMHC than can be obtained from unaffiliated third parties, and any material transactions with such persons must be pre-approved by the Audit Committee.

        During 2003, BMHC employed Christopher Reiten as a management trainee. Christopher Reiten is the son of Richard G. Reiten, a member of the Board of Directors. Christopher Reiten received compensation as an employee of the Company during 2003.

SHAREHOLDER PROPOSALS

        Under Section 5(b) of BMHC's Bylaws, proposals by BMHC shareholders must be given in writing to BMHC's Secretary in a timely manner. A timely manner is defined as being delivered to or mailed to and received at BMHC's principal executive office not less than 120 days prior to the date BMHC's proxy statement is released to shareholders in connection with the annual meeting of shareholders. No timely proposals were received.

SHAREHOLDER NOMINATION OF DIRECTORS

        Under Section 5(c) of BMHC's Bylaws, nominations for election to the Board of Directors by BMHC's shareholders must be received not less than 120 days prior to the date BMHC's proxy statement is released to shareholders in connection with the annual meeting of shareholders. The nomination must contain the information required by BMHC's Bylaws. No timely nominations were received.

OTHER MATTERS

        The Board of Directors is not aware of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly presented, persons named as proxies will vote in accordance with their best judgment on such matters.

                      By Order of the Board of Directors

                      Paul S. Street
                      Senior Vice President, Chief Administrative Officer,
                      General Counsel and Corporate Secretary

April 9, 2004

In an effort to reduce costs, BMHC will deliver a single proxy statement with respect to two or more security holders sharing the same address, unless we have received contrary instructions from you. Additional copies of this proxy statement and BMHC's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 are available without charge upon written request to Shareholder Services, Building Materials Holding Corporation, Four Embarcadero Center, Suite 3250, San Francisco, CA 94111, 415/627-9100, or through our Internet home page at www.BMHC.com under Investor Information then Financials or Annual Report. Our financial statements are also on file with the SEC. You may obtain copies of these statements through the SEC's web site at www.sec.gov.

APPENDIX 1

BUILDING MATERIALS HOLDING CORPORATION
2004 INCENTIVE AND PERFORMANCE PLAN

Section 1.    Purpose of Plan.

        The purpose of this 2004 Incentive and Performance Plan (the "Plan") of Building Materials Holding Corporation (the "Company"), is to enable the Company to attract, retain and motivate its employees, directors, independent contractors and consultants by providing for or increasing the proprietary interests of such employees, directors, independent contractors or consultants in the Company.

Section 2.    Persons Eligible Under Plan.

        Any employee, director, independent contractor or consultant (each, a "Participant") of the Company or any of its direct or indirect subsidiaries, or any of its affiliates, or any corporation or other legal entity that becomes a subsidiary after the adoption of this Plan (each, a "Subsidiary"), shall be eligible to be considered for the grant of Awards under this Plan, provided that Incentive Stock Options may only be granted to employees of the Company or any Subsidiary and provided, further, that Eligible Directors shall only be eligible for Awards pursuant to Section 4.5 of the Plan.

Section 3.    Awards.

        3.1   On behalf of the Company, the Committee is hereby authorized to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of common stock, par value $0.001, of the Company (the "Common Stock") or is an Annual Incentive Award. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

        3.2   Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, performance units or performance shares, and cash, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

        3.3   Awards may be issued, and shares of Common Stock may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

        3.4   Awards shall be granted subject to the terms, conditions and restrictions contained in an Award agreement (an "Award Agreement") between the Participant and the Company. Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

          3.4.1 a provision permitting the recipient of such Award, including any recipient who is an officer of the Company, to pay the purchase price of the shares of Common Stock or other property issuable pursuant to such Award, and such recipient's tax withholding obligation, if any, with respect to such issuance, in whole or in part, by any one or more of the following:

            3.4.1.1 the delivery of cash;

            3.4.1.2 the delivery of other property deemed acceptable by the Committee;

            3.4.1.3 the delivery of previously owned shares of capital stock of the Company; or

            3.4.1.4 a reduction in the amount of Common Stock or other property otherwise issuable pursuant to such Award.

          3.4.2 a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a Change of Control of the Company or the termination of the employment of the Participant. A "Change of Control" shall be deemed to have occurred if: (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the transaction or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (ii) the stockholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company; or (iii) any 'person' (as defined in Section 13(d) or 14(d) of the Exchange Act shall become the 'beneficial owner' (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) directly or indirectly of fifty percent (50%) or more of the Company's outstanding Common Stock.

          3.4.3 provisions relating to the status of an Award as an incentive stock option (an "Incentive Stock Option") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), including but not limited to:

            3.4.3.1 a requirement that the exercise price for each Incentive Stock Option granted hereunder shall be not less than one hundred percent (100%) of the Fair Market Value (as defined in this Plan) of the Common Stock on the date such Award is granted to a Participant (110% if the Participant owns, directly or indirectly through the application of the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its parent and any Subsidiary);

            3.4.3.2 a provision that any Incentive Stock Option granted under this Plan shall by its terms be nontransferable by the Participant other than by will or the laws of descent and distribution (in which case such descendant or beneficiary shall be subject to all terms of the Plan applicable to Participants) and is exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative in the event of the Participant's death or disability;

            3.4.3.3 a provision that for so long as required under Section 422 of the Code and the regulations promulgated thereunder, during the term of the Plan, the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options are first exercisable by a Participant under this Plan and all other plans of the Company, its parent or any Subsidiary during any calendar year shall not exceed $200,000 and options in excess of such amount shall be treated as non-qualified stock options. For the purpose of this paragraph, the Fair Market Value of the Common Stock shall be determined at the time the Incentive Stock Option is granted;

            3.4.3.4 a requirement that any stock option may not be exercised after the expiration of seven years from the date such stock option is granted to a Participant; and

            3.4.3.5 a provision that the Participant must notify the Company in writing of any sale or other disposition of shares of Common Stock acquired pursuant to an Incentive Stock Option if such sale or other disposition occurs (i) within two years of the grant of the Incentive Stock

    Option or (ii) within one year of the issuance of the shares of Common Stock to the Participant.

          3.4.4 a right to repurchase the Common Stock acquired upon exercise of an Award if Participant's employment or association with the Company or any Subsidiary is terminated for any reason, or in other circumstances, at either the exercise price thereof or the Fair Market Value thereof on the last day of the month preceding the month in which such termination or other circumstance occurs; provided, however, that if the right to repurchase is at the exercise price thereof, such repurchase right shall lapse at the rate of at least 20% of the shares per year over five years from the date the Award is granted. Such repurchase right shall be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of employment (or in the case of securities issued upon exercise of Awards after the date of termination, within 90 days after the date of exercise). Each certificate representing Common Stock subject to such provisions shall bear a legend to the effect that such shares are subject to certain repurchase rights of the Company.

          3.4.5 a provision that upon a termination of employment for cause, the Participant will not be entitled to exercise any Award or other rights at any time after such termination. For purposes of this Plan, "cause" is defined as: (i) an act of dishonesty or willful misconduct; (ii) a breach of fiduciary duty owed to the Company, any Subsidiary or its stockholders involving personal profit or any other material breach of fiduciary duty; (iii) an act of fraud, embezzlement, malfeasance or misappropriation of Company property or any Subsidiary's property; (iv) a conviction of an illegal act or felony, or use of illegal drugs or controlled substances; or (v) a willful failure to perform reasonable duties, responsibilities or instructions from the Company or any Subsidiary. or

          3.4.6 a provision entitling a Participant or Permitted Transferee to exercise Awards other than Incentive Stock Options after retirement as follows:

            3.4.6.1 Retirement After Age 55. A Participant shall be entitled to exercise any of the Participant's Awards other than Incentive Stock Options for a period of thirty-six (36) months from the date of such Participant's retirement from employment after age 55 in accordance with the Company's then-current retirement policy (or the then-current retirement policy of any parent or Subsidiary, if applicable), to the extent the Participant was entitled to exercise such Award on the date of the Participant's retirement, and provided that the actual date of exercise is in no event after the expiration of the term of the Award. In the event that a Participant intends to retire from employment after age 55 and such Participant is the holder of one or more Incentive Stock Options, then such Participant shall be entitled, for a period of sixty (60) days ending on the date which is six (6) months prior to the Participant's date of retirement, to elect to convert one or more Incentive Stock Options into non-statutory stock options by written request received by the Company within such sixty (60) day period and, thereafter, such newly converted non-statutory stock options shall be subject to the thirty-six (36) month exercise period set forth herein; provided that, such Participant actually retires on his or her retirement date. In the event a Participant fails to convert any Incentive Stock Option hereunder, then such Incentive Stock Options shall be governed by the provisions of Section 3.5.5 below.

            3.4.6.2 Retirement at Age 60 or Older. A Participant shall be entitled to exercise any of the Participant's Award according to the same provisions as stated in Section 3.4.2, except, that the Awards held by a Participant who retires at age 60 or older are also subject to the following accelerated vesting: In cases where a Participant retires at age 60 or older, with at least 15 years of service with the Company and predecessor companies, 50% of their unvested Awards at the date of retirement automatically vest and an additional 5% of their unvested

    Awards vest for each year of service beyond 15 years. In cases of Participants retiring at age 60 or older with 25 or more years of service all unvested Awards vest.

        3.5   Subject to Section 3.4.6, any Award to acquire shares of Common Stock granted under this Plan shall comply with the following provisions:

          3.5.1 the exercise price per share of Common Stock shall not be less than, in the case of stock options, 100% of the Fair Market Value of a share of Common Stock at the time the option is granted, except that the exercise price of an Incentive Stock Option shall be 110% of the Fair Market Value in the case of any person who owns, directly or indirectly through the application of the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its parent and any Subsidiary;

          3.5.2 the exercise period of the Award shall not be more than 60 months from the date the Award is granted;

          3.5.3 the Award shall be nontransferable other than by will or the laws of descent and distribution; provided, however, that the transfer by a Participant to a trust created by the Participant for the benefit of the Participant or the Participant's family which is revocable at any and all times during the Participant's lifetime by the Participant and as to which the Participant is the sole trustee during his or her lifetime, will not be deemed to be a transfer for purposes of this Plan. In addition, under such rules and regulations as the Committee may establish pursuant to the terms of this Plan, a beneficiary may be designated with respect to an Award in the event of the death of a Participant. If the estate of the Participant is the beneficiary with respect to such grant, any rights with respect to such grant may be transferred to the person or entity (including a trust) entitled thereto under the will of such Participant or pursuant to the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of any Award to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of the Participant (collectively, the "Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which such Immediate Family Members are the only partners, or (iv) any other person or entity that the Committee, in its discretion, may permit (collectively, when so approved by the Committee, a "Permitted Transferee"); provided that (1) such Award is not an Incentive Stock Option, (2) the Award Agreement pursuant to which such Award is granted is approved by the Committee, and expressly provides for transferability in a manner consistent with this Section 3.5.3, and (3) subsequent transfers of transferred Awards are prohibited except those in accordance with this Section 3.5.3. Following transfer, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Section 3.5.3, Section 10 and Section 13 hereof, the term "Participant" shall be deemed to refer to the Permitted Transferee. In addition, any provisions regarding termination of employment pursuant to Section 3.4.2, Section 3.4.4, Section 3.4.5 or Section 3.5.5 hereof shall continue to be applied with respect to the original Participant. Following termination of a Participant, Awards shall be exercisable by the Permitted Transferee only to the extent, and for the periods specified in, Section 3.4.5 or Section 3.5.5, as applicable. Unless otherwise required by this Plan, the Company shall have no obligation to notify the Permitted Transferee as to events that may affect the exercisability or expiration of any Award, including, without limitation, the original Participant's termination of employment or association with the Company or any Subsidiary. Before any transfer becomes effective, the intended transferee (or his or her parents or legal guardians or agents) must execute an assumption agreement describing the rights and obligations of the intended transferee including, without limitation, who has the power to exercise the Award (if the intended transferee is a minor, partnership, trust or corporation or otherwise is not readily apparent who has the authority to exercise such option), who is responsible for taxes and to whom notices are to be delivered;

          3.5.4 in the case of an Award granted to persons other than officers or consultants of the Company or its affiliates, the Award's vesting period shall be at least 20% per year over five years from the date the Award is granted, subject to reasonable conditions including, without limitation, continued employment; in the case of an Award granted to officers or consultants of the Company or its affiliates, the Award shall vest at any time or during any period established by the Committee;

          3.5.5 unless employment is terminated for cause (as defined above), the Participant shall be entitled to exercise his or her Awards after termination of employment as follows:

            3.5.5.1 at least six (6) months from the date of termination if termination was caused by death or disability within the meaning of Section 22(e)(3) of the Code; and

            3.5.5.2 at least thirty (30) days from the date of termination if termination was caused by other than death or disability;

          3.5.6 all Participants shall be provided with financial statements at least annually unless all Participants are key employees of the Company whose duties in connection with the Company assure them the equivalent information; and

          3.5.7 any stock option shall be clearly identified as to its status as an "Incentive Stock Option" or a "non-qualified stock option."

        3.6   Notwithstanding anything to the contrary herein, in no event may the Committee (i) amend the terms of any Award to provide for a lower exercise price after the date of grant of such Award, or (ii) issue new Awards in exchange for the cancellation of outstanding Awards, unless approved by a majority of the Company's stockholders.

Section 4.    Terms of Awards Other Than Stock Options.

        4.1   Stock Appreciation Rights. "Stock Appreciation Right" means any right granted to a Participant to receive, upon exercise by the Participant, the excess of (a) the Fair Market Value of one share of Common Stock on the date of exercise or, if the Committee shall so determine, at any time during a specified period before the date of exercise over (b) the grant price of the right on the date of grant, or if granted in connection with an outstanding stock option on the date of grant of the related stock option, as specified by the Committee in its sole discretion, which shall not be less than 100% of the Fair Market Value of one share of Common Stock on such date of grant of the right or the related stock option, as the case may be. Any payment by the Company in respect of such right may be made in, cash, shares of Common Stock, other property or any combination thereof, as the Committee, in its sole discretion, shall determine. Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific stock option. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a stock option may be granted at the same time such stock option is granted or at any time thereafter before exercise or expiration of such stock option. In the case of any Stock Appreciation Right related to any stock option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related stock option, except that a Stock Appreciation Right granted with respect to less than the full number of shares of Common Stock covered by a related option shall not be reduced until the exercise or termination of the related stock option exceeds the number of shares of Common Stock not covered by the Stock Appreciation Right. Any stock option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

        4.2   Restricted Stock. "Restricted Stock" means any share of Common Stock issued with the contingency or restriction that the holder may not sell, transfer, pledge or assign such share of Common Stock and with such other contingencies or restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any contingency or restriction on the right to vote such share of Common Stock and the right to receive any cash dividends), which contingencies and restrictions may lapse separately or in combination, at such time or times, in installments or otherwise, as the Committee may deem appropriate.

          4.2.1 Issuance. A Restricted Stock Award shall be subject to contingencies or restrictions imposed by the Committee during a period of time specified by the Committee (the "Restricted Period"). Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. Awards of Restricted Stock may be made without regard to the Fair Market Value of the shares of Common Stock, provided, however, that Awards of Restricted Stock may not exceed 25% of the maximum number of shares subject to Awards in any calendar year.

          4.2.2 Forfeiture. Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment for any reason during the Restricted Period, all shares of Restricted Stock still subject to contingency or restriction shall be forfeited by the Participant and reacquired by the Company. Non-restricted shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the Participant promptly after the Restricted Period, as determined or modified by the Committee, shall expire.

          4.2.3 Minimum Vesting Condition. The minimum Restricted Period applicable to any Restricted Stock Award that is not subject to performance conditions restricting transfer shall be three (3) years from the date of grant; provided, however, that a Contingency Period of less than three (3) years may be approved for such Awards with respect to up to 5,000 shares of Common Stock under the Plan.

        4.3   Performance Awards. "Performance Award" means any Award of Performance Shares or Performance Units. Performance Awards may be granted hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, without regard to the Fair Market Value of the shares of Common Stock, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as for Awards that are accelerated in connection with a Change of Control, Performance Awards will be paid only after the end of the relevant Performance Period. Performance Awards may be paid in cash, shares of Common Stock, other property or any combination thereof, in the sole discretion of the Committee, at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be paid shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis. "Performance Period" means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured. A Performance Period may not be less than one year. "Performance Share" means any grant of a unit valued by reference to a designated number of shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter. "Performance Unit" means any grant of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

        4.4   Other Stock Unit Awards. Other Awards of shares of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property ("Other Stock Unit Awards") may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be granted hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, without regard to the Fair Market Value of the shares of Common Stock, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be paid in shares of Common Stock, cash or any other form of property as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants of the Company and its Subsidiaries to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards and all other conditions of the Awards. The provisions of other Stock Unit Awards need not be the same with respect to each recipient.

        4.5   Non-Discretionary Grants to Non-Employee Directors. Shares of Common Stock will be automatically issued to Eligible Directors as follows:

          4.5.1 Initial Issuances. On the Initial Issue Date, the Company will issue to each Eligible Director (except for the Eligible Directors who are members of the Board of Directors as of the effective date of the Plan) a number of shares of Common Stock equal to Thirty Five Thousand Dollars ($35,000) divided by the closing price on the relevant Initial Issue Date of one share of Common Stock on the Nasdaq National Market, rounded up to the nearest 100 shares, for a purchase price of $0.01 per share.

          4.5.2 Regular Annual Issuances. On each Annual Issue Date, immediately after the annual election of directors, the Company shall issue to each Eligible Director then in office a number of shares of Common Stock equal to Thirty-Five Thousand Dollars ($35,000) divided by the closing price on the relevant Annual Issue Date of one share of Common Stock on the Nasdaq National Market, rounded up to the nearest 100 shares, for a purchase price of $0.01 per Share.

          4.5.3 Termination of Membership on the Board. If an Eligible Director's membership on the Board terminates for any reason, no further shares of Common Stock shall be issued under this Plan to such Eligible Director on or after such date of termination.

          4.5.4 Certain Definitions. "Initial Issue Date" shall mean the later of (i) the date on which an Eligible Director is first appointed as a director to fill a vacancy on the Board or is elected as a member of the Board of Directors by action of the stockholders of the Company, or (ii) in the case of a director who has been an employee of the Company or a parent or subsidiary of the Company, the date on which such director becomes an Eligible Director. "Eligible Director" shall mean any person who is a member of the Board of Directors and who is not a full or part-time employee of the Company or of any parent or subsidiary corporation (as defined in Section 424 of the Code) of the Company, and who has not been an employee of the Company or of any parent or Subsidiary of the Company within one (1) year prior to participation in this Plan.

        4.6   Annual Incentive Awards. Annual Incentive Awards are granted to senior executive officers of the Company based on the attainment of performance goals specified by the Committee. The Award period for an Annual Incentive Award is a fiscal year. No more than ninety (90) days after the beginning of each Award period, the Committee shall establish in writing the specific performance goals to be achieved, and the formula pursuant to which the amount of the Annual Incentive Award

(equal to a specified percentage of a Participant's salary) shall be determined based on the attainment of specified levels of the applicable performance goals. The formula may take into account performance goals achieved in prior years. An Annual Incentive Award shall not exceed two hundred percent (200%) of a Participant's salary, and, to the extent that an Annual Incentive Award is intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, it shall not, when combined with other "performance-based compensation," exceed $1,500,000 in any given Award period. Performance goals shall be based on one or any combination of the following business criteria: revenue; net income or net income per share; earnings before interest, taxes, depreciation and amortization; return on sales; return on assets; return on shareholders' equity; cash flow; economic value added; cumulative operating income; return on investment; total shareholders' return; cost reductions; or achievement of environment and health and safety goals of the Company or a Subsidiary or business unit of the Company or a Subsidiary for or within which the Participant primarily is employed. As soon as practical after the conclusion of each fiscal year, the Committee shall determine whether, and the extent to which, the performance goals for such fiscal year have been satisfied and the level of the Annual Incentive Award that has been earned. Payment of earned Annual Incentive Awards shall be made in cash.

Section 5.    Stock Subject to Plan.

        5.1   Subject to adjustment as provided in Section 8, at any time, the aggregate number of shares of Common Stock issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed One Million Two Hundred Thousand (1,200,000) shares, as adjusted for any stock splits or dividends; and provided further that adjustments pursuant to Section 8 with respect to Incentive Stock Options issued under this Plan, shall be limited to those that will not adversely affect the status of options as Incentive Stock Options.

        5.2   For purposes of Section 5.1 of this Plan, the aggregate number of shares of Common Stock issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

          5.2.1 the number of shares of Common Stock that were issued prior to such time pursuant to Awards granted under this Plan, other than shares of Common Stock that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership, such as dividends; plus

          5.2.2 the maximum number of shares of Common Stock that are or may be issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

        5.3   For clarification purposes, if an Award expires or becomes unexercisable without having been exercised in full, or is surrendered or exchanged, the unpurchased shares of Common Stock which were subject thereto shall become available for future grant under the Plan (unless the Plan has terminated); provided, however, that shares of Common Stock that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, unless they are repurchased by the Company at their original purchase price.

        5.4   The aggregate number of shares of Common Stock subject to Awards granted to any one Participant in any one year shall not exceed Two Hundred Thousand (200,000) shares. Such number shall be subject to adjustment as provided in Section 8; provided, however, that to the extent the Committee deems necessary, adjustments pursuant to Section 8 shall be limited to those that will not adversely affect the status of Awards as "performance-based compensation" within the meaning of Section 162(m) of the Code.

Section 6.    Duration of Plan.

        No Awards shall be made under this Plan after February 10, 2011. Although shares of Common Stock may be issued after February 10, 2010 pursuant to Awards made on or prior to such date, no shares of Common Stock shall be issued under this Plan after February 10, 2018 (the "Termination Date").

Section 7.    Administration of Plan.

        7.1   This Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors consisting of two or more directors, who are independent directors (as determined in accordance with Section 4200 of the rules of Nasdaq). With respect to any Awards intended to qualify for the "performance-based compensation" exception in Section 162(m) of the Code, the Committee shall, to the extent necessary, consist of two or more directors each of whom is an "outside director" within the meaning of Section 162(m) of the Code and such Award shall not be subject to Board approval. With respect to any Award subject to, and intended to be exempt from, Section 16 of the Exchange Act, such Award shall be granted in accordance with the provisions of Rule 16b-3 of the Rules promulgated under the Exchange Act.

        7.2   Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

          7.2.1 adopt, amend and rescind rules and regulations relating to this Plan;

          7.2.2 determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

          7.2.3 grant Awards to Participants and determine the terms and conditions thereof, including the number of shares of Common Stock issuable pursuant thereto;

          7.2.4 accelerate the exercisability of an Award or extend the period during which an owner of an Award may exercise his or her rights under such Award (but not beyond the Termination Date);

          7.2.5 determine whether, and the extent to which adjustments are required pursuant to Section 8 hereof; and

          7.2.6 interpret and construe this Plan and the terms and conditions of any Award granted this Plan.

        Notwithstanding anything in this Section 7 to the contrary, the Committee shall not be empowered or entitled to take any action or exercise any discretion that would cause an Award intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code to fail such qualification.

Section 8.    Adjustments.

        If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than cash dividends) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction or this Plan shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number, exercise price and type of shares or other securities or cash or other property, as applicable, that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan, (ii) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan, and (iii) the maximum number of shares of Common Stock that may be subject to Awards granted during any twelve-month period to any Participant, as provided in Section 5.4 hereof; provided, however, that no adjustment shall be made to the number of shares of Common Stock that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under this Plan to the extent such adjustment would result in such options being treated as other than Incentive Stock Options; provided, further, that no such adjustment shall be made to the extent the Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to Awards hereunder by causing such compensation to be other than "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

Section 9.    Code Section 162(m) Provisions.

        9.1   Application of Section. Notwithstanding any other provision of this Plan, this Section 9 shall apply to any Award of Restricted Stock, Performance Award, or Other Stock Unit Award that is granted to a Participant who is, or who is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a "covered employee" within the meaning of Section 162(m)(3) of the Code, but only to the extent that the Company's deduction for compensation paid to such Participant is limited pursuant to Section 162(m) of the Code.

        9.2   Performance Conditions. If an Award is subject to this Section 9, then the lapsing of contingencies or restrictions thereon (in the case of an Award subject to contingencies or restrictions), or the distribution of cash, shares of Common Stock, or other property pursuant thereto (in the case of an Award not subject to contingencies or restrictions), as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee. No later than ninety (90) days after the beginning of each Award period, or, in the case of an Award period that is shorter than one (1) year, no later than the date that represents twenty-five percent (25%) of the number of days in such Award period, the Committee shall establish in writing the specific performance goals to be achieved, and the formula pursuant to which the amount of the Award or Awards shall be determined based on the attainment of specified levels of the applicable performance goals. Performance goals shall be based on one or any combination of the following business criteria: revenue; net income or net income per share; earnings before interest, taxes, depreciation and amortization; return on sales; return on assets; return on shareholders' equity; cash flow; economic value added; cumulative operating income; return on investment; total shareholders' return; cost reductions; or achievement of environment and health and safety goals of the Company or a Subsidiary or business unit of the Company or a Subsidiary for or within which the Participant primarily is employed. An Award subject to this Section 9 shall not, when combined with other "performance-based compensation," exceed $1,500,000in any given Award period.

        9.3   Adjustment of Awards. The Committee may not increase the amount payable pursuant to, waive the achievement of the performance goals applicable to, or accelerate the lapsing of contingencies or restrictions with respect to, an Award subject to this Section 9. The foregoing sentence is not required to apply to an Award payable in connection with a Change of Control, however, if it does not apply, such Award will in no event qualify as "performance-based compensation."

        9.4   Committee Authority. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 9 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code, or any successor provision thereto.

Section 10.    Amendment and Termination of Plan.

        The Board may amend or terminate this Plan at any time and in any manner, subject to the following limitations:

        10.1 No such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto; and

        10.2 If an amendment to this Plan would (i) increase the maximum number of shares of Common Stock that may be issued pursuant to (1) all Awards granted under this Plan, (2) all Incentive Stock Options granted under this Plan, or (3) Awards granted under this Plan during any calendar year to any one Participant, (ii) change the class of persons eligible to receive Awards under this Plan, or (iii) affect this Plan's compliance with applicable provisions of the Code, as amended from time to time, the amendment shall be subject to approval by the Company's stockholders to the extent required to comply with Sections 422 and 162(m) of the Code, and other applicable provisions of or rules under the Code, as amended from time to time.

Section 11.    Effective Date of Plan.

        This Plan shall be effective as of February 10, 2004, the date upon which it was approved by the Board; provided, however, that no options Awards may be issued under this Plan until it has been approved by the affirmative votes of the holders of a majority of the outstanding securities of the Company entitled to vote for directors, which approval shall be obtained within twelve months from the date hereof.

Section 12.    Definition of Fair Market Value.

        For purposes of this Plan, "Fair Market Value" of the Company's Common Stock shall mean (i) if the shares of Common Stock are listed on the Nasdaq National Market, the closing sales price of the Common Stock on the relevant date as reported in the Wall Street Journal, (ii) if the shares of Common Stock are not listed on the Nasdaq National Market, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on Nasdaq on the relevant date, or (iii) if the shares of Common Stock are not listed on the Nasdaq National Market or quoted on Nasdaq, an amount determined in good faith by the Committee.

Section 13.    No Stockholder and Employment Rights.

        13.1 A Participant shall have no stockholder rights with respect to the shares of Common Stock subject to his or her outstanding Awards until such shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

        13.2 Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company, its parent or any Subsidiary for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company, its parent or any Subsidiary or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

        Section 14.    Termination of Prior Plans.    No stock options or other awards may be granted under the Prior Plans after the date of stockholder approval of this Plan, but all such awards theretofore granted shall extend for the full stated terms thereof in accordance with the terms of the Prior Plans. The term "Prior Plans" means the Company's 1991 Senior Management and Field Management Plan, the 1992 Non-Qualified Stock Option Plan, the 1993 Employee Stock Option Plan, the 1993 Second Amended and Restated Non-Employee Stock Option Plan and the 2000 Stock Incentive Plan.

APPENDIX 2

BUILDING MATERIALS HOLDING CORPORATION AUDIT COMMITTEE CHARTER
Approved and Adopted
November 26, 2002

1.     Authority and Mission.

        The Audit Committee (the "Committee") is a standing committee of the Board of Directors which acts on behalf of the Board of Directors (the "Board") in fulfilling its responsibility to oversee (1) management's conduct of the Company's financial reporting, including overview of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or others, (2) the Company's systems of internal accounting, financial controls, and internal audit, (3) the annual independent audit of the Company's financial statements and selection of an independent auditor, and (4) the Company's legal compliance programs. The Committee is also responsible for (1) the appointment, compensation and oversight of any independent public accounting firm employed by the Company to audit its financial statements and (2) the review and approval of all audit and permitted non-audit services provided by the Company's independent public accounting firm. The selected independent public accounting firm shall report directly to the Committee.

2.     Composition.

        The Committee shall consist of at least three directors appointed by the Board of Directors, who shall be (i) independent of management and free from any relationship that, in the opinion of the Board, would interfere with exercise of independent judgment as an Audit Committee member, and (ii) independent under the rules of Nasdaq for Nasdaq National Market companies. Each member must be financially literate, and one member shall be a "financial expert" as such term is defined in rules promulgated from time to time by the SEC. The Board of Directors shall designate one of the Audit Committee members to be Chairperson.

3.     Duties and Responsibilities.

        The Committee's role is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for the audit of the financial statements. The Committee is not providing any expert or special assurance as to Company's financial statements or any certification of the work of the outside auditors. The Committee shall, in addition to other responsibilities as may be assigned from the Board from time to time:

(i)
Evaluate, appoint, authorize and set the compensation of and oversee the firm of independent certified public accountants to be appointed as auditors of the Company to perform the annual audit. Pre-approve all permissible non-audit services.

(ii)
Review with the independent auditors and management the scope of the audit, the results of the annual audit examination by the independent auditors, any reports of the independent auditors with respect to the interim periods, and, with the internal auditor or the Company, the scope and results of the internal audit program. The Committee will prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

(iii)
Meet with the Company's independent accounting firm to review and discuss (i) all of the Company's critical accounting policies and practices used in the preparation of its financial statements, (ii) all alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of their use and the treatment preferred by the Company's independent accounting firm and (iii) other matters, including management letters and schedules of adjustments that have not been recorded.

(iv)
Develop procedures for handling complaints regarding accounting, internal controls or auditing matters, including procedures for confidential, anonymous submission of legitimate concerns by employees regarding accounting or auditing matters.

(v)
Review with management and the Company's independent public accountants, prior to filing and release, the Company's periodic reports on Form 10-Q and Form 10-K, including the Company's MD&A disclosures, material financial press releases and any guidance to be provided to analysts.

(vi)
Review with management and the Company's independent public accountants procedures for certifications required by the Sarbanes-Oxley Act of 2002.

(vii)
Review the written statement from the outside auditor of the Company concerning any relationship between the auditor and the Company or any other relationship that may adversely affect the independence of the auditor and assess the independence of the outside auditor as required under Independent Standard Boards, Standard No. 1.

(viii)
Review the adequacy of the Company's administrative and financial controls, with particular emphasis on the scope, performance and reports of the internal audit function.

(ix)
Review the Company's risk assessment and risk management policies.

(x)
Review significant changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company's financial reports, and make recommendations to the Board regarding the same.

(xi)
Consult and review with the Company's general counsel as to any potentially material pending or threatened claims, governmental inquiries or investigations. Review with the Company's general counsel the Company's compliance programs.

(xii)
Review and make recommendations to the Board regarding the annual budget for the Company developed by management.

(xiii)
Review annually the adequacy of the Committee's Charter and assess the Committee's processes and effectiveness.

(xiv)
Review and approve all transactions with affiliates or related parties.

(xv)
Have full authority (without seeking further approval of the Board) to engage independent counsel and other advisors to provide advice to the Committee from time to time as it deems necessary and shall have full authority (without seeking further approval of the Board) to authorize and set appropriate compensation of such counsel and other advisors.

(xvi)
Review the Company's Code of Business Conduct; make recommendations to the Board regarding changes to the Code of Business Conduct and monitor reports of violations and enforcement of the Code of Business Conduct.

4.     Meetings.

        The Committee will meet as often as in its judgment is necessary, but no less frequently than quarterly. The Committee may meet either in person or telephonically and at such times and places as the Committee determines. The Committee shall report the results of each of its meetings to the Board. The Committee shall have the right to retain and meet privately with independent advisors as needed. A majority of the members of the Committee shall constitute a quorum.

APPENDIX 3

BMHC COMPENSATION COMMITTEE CHARTER
Approved and Adopted November 26, 2002; Revised 9-8-2003

1.     Authority and Mission

        The Compensation Committee ("Committee") is a standing committee of the Board of Directors which acts on behalf of the Board of Directors in setting the general compensation policies of Building Materials Holding Corporation (the "Company"), determining the specific compensation levels for the Chairman, President and Chief Executive Officer and other executive officers of the Company, including subsidiary senior management, and the compensation of members of the Board of Directors of the Company. The Compensation Committee also is responsible for administering the Company's stock option plans, supplemental employee retirement plan and such other compensation and retirement plans as the Company may establish from time to time.

2.     Composition

        The Committee shall consist of at least three directors appointed by the Board of Directors, who shall be (i) independent of management and free from any relationship that, in the opinion of the Board, would interfere with exercise of independent judgment as a Compensation Committee member, and (ii) independent under the rules of Nasdaq for Nasdaq National Market companies. The Board of Directors shall designate one of the Compensation Committee members to be Chairperson.

3.     Duties and Responsibilities

        The duties and responsibilities of the Compensation Committee shall be as follows:

          (i)  Establish the executive compensation and benefits philosophy and strategy for the Company, in consultation with the Nominating and Corporate Governance Committee and the Chairman, President and Chief Executive Officer ("Chairman").

         (ii)  Review and approve compensation programs covering the Company's senior management of BMHC, BMC West, BMC Construction and any other acquisitions or subsidiaries that are added to the company.

        (iii)  Review the recommendations of the Chairman with respect to the individual compensation for each member of senior management, and approve such individual compensation.

        (iv)  Determine performance measures and, if applicable, goals for measuring corporate performance, in consultation with the Chairman.

         (v)  Evaluate the performance of the Chairman and CEO of the Company in consultation with the Nominating and Corporate Governance Committee. Approve compensation performance standards for such individuals, as well as compensation awards (salary, bonus, stock options and other stock awards, etc.), contracts and supplemental compensation or benefits arrangements.

        (vi)  Review and recommend the compensation program for outside directors in consultation with the Nominating and Corporate Governance Committee, including the amount and type of any form of compensation to be paid to any director for such service, including, without limitation, compensation in equity and equity-related incentives.

       (vii)  Approve and/or revise all major compensation or benefit programs involving stock or commitments beyond one year (i.e., pension, profit-sharing, etc.).

      (viii)  Approve all stock option and other stock incentive awards.

        (ix)  Establish policies of the Company regarding structuring compensation programs to preserve tax deductibility and approve insider stock transactions as needed for exemptions from Section 16 of the Securities Exchange Act of 1934.

         (x)  Prepare or approve the Compensation Committee report to the stockholders in any proxy statement.

        (xi)  Report Compensation Committee actions to the Board of Directors.

       (xii)  Oversee the Company's policies relating to development and retention of able management, including personnel practices, equal employment opportunity practices, education and training programs.

      (xiii)  Review annually the adequacy of the Committee's Charter and assess the Committee's processes and effectiveness.

      (xiv)  Establish and review annually the Board compensation in consultation with the Nominating and Corporate Governance Committee and the Chairman.

4.     Meetings

        The Committee shall meet annually and from time to time as required. The Committee may meet either in person or telephonically and at such times and places as the Committee determines. The Committee shall report the results of each of its meeting to the Board. The Committee shall have the right to retain and meet privately with independent advisors and benefits specialists as needed. A majority of the members of the Committee shall constitute a quorum.

APPENDIX 4

BUILDING MATERIALS HOLDING CORPORATION
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
Approved and Adopted
February 10, 2003

1.     Authority and Mission.

        The Nominating and Corporate Governance Committee is a standing committee of the Board of Directors which acts on behalf of the Board of Directors in identifying, screening and recommending qualified candidates to serve as directors of the Company, administering the corporate governance policies of the Company and maintaining and overseeing the operations and effectiveness of the Board of Directors.

2.     Composition.

        The Committee shall consist of at least three directors appointed by the Board of Directors, who shall be (i) independent of management and free from any relationship that, in the opinion of the Board, would interfere with exercise of independent judgment as a Nominating and Corporate Governance Committee member, and (ii) independent under the rules of Nasdaq for Nasdaq National Market companies. The Board of Directors shall designate one of the Nominating and Corporate Governance Committee members to be Chairperson.

3.     Duties and Responsibilities.

        The Nominating and Corporate Governance Committee assists the Board of Directors in identifying, screening and recommending qualified candidates to serve as directors of the Company, administering the corporate governance policies of the Company and in maintaining oversight of the Board of Directors' operations and effectiveness. The Committee shall assist the Compensation Committee and President and Chief Executive Officer in establishing the executive compensation and benefits philosophy and strategy for the Company. Specifically, the Nominating and Corporate Governance Committee will:

      Nomination Functions

      •
      Recommend to the Board candidates for election or reelection to the Board at each Annual Meeting of Stockholders of the Company.

      •
      Recommend to the Board candidates for election by the Board to fill vacancies occurring on the Board.

      •
      Consider stockholder nominees.

      •
      Make recommendations to the Board concerning the selection criteria to be used by the Committee in seeking nominees for election to the Board.

      •
      Aid in attracting qualified candidates to serve on the Board.

      Corporate Governance Functions

      •
      Make recommendations to the Board concerning the structure, composition and functioning of the Board and all Board committees.

      •
      Review Board meeting procedures, including the appropriateness and adequacy of the information supplied to directors prior to and during Board meetings.

      •
      Review and recommend changes to the corporate governance policies adopted by the Board, including retirement policies for directors.

      •
      Review and recommend amendments to the Company's ethics policies for officers and employees, as appropriate.

      Evaluation Functions

      •
      Evaluate or provide for evaluation of Board performance.

      •
      Evaluate the performance of the CEO in coordination with the Compensation Committee in accordance with the evaluation process approved by the Board.

      •
      Review independence of directors to ensure compliance with applicable regulations.

      •
      Conduct an annual review of best practices, and compliance with SEC and Nasdaq rules and legislative requirements relating to corporate governance matters.

      •
      Review any outside directorships in other public companies held by senior company officials.

      •
      Periodically receive and consider recommendations from the CEO regarding succession at the CEO and other senior officer levels.

      •
      Make reports and recommendations to the Board of Directors within the scope of its functions.

4.     Meetings.

        The Committee will meet as often as in its judgment is necessary. The Committee may meet either in person or telephonically and at such times and places as the Committee determines. The Committee shall report the results of each of its meetings to the Board. The Committee shall have the right to retain and meet privately with independent advisors as needed. A majority of the members of the Committee shall constitute a quorum.

BUILDING MATERIALS HOLDING CORPORATION
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON May 4, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert E. Mellor, Ellis C. Goebel, and Paul S. Street, or any of them, attorneys and proxies with full power of substitution in each of them, in the name, place, and stead of the undersigned to vote as proxy all the stock of the undersigned in Building Materials Holding Corporation.

Please sign and date on the reverse side and mail promptly; or, you may vote your shares by telephone or the Internet by following the enclosed instructions. When voting by proxy or in person, you are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Director's recommendations. If you do not sign and return a proxy, vote by telephone or the Internet, or attend the meeting and vote by ballot, your shares cannot be voted.

(Continued and to be signed on the reverse side)	SEE REVERSE SIDE

Annual Meeting of Shareholders of

BUILDING MATERIALS HOLDING CORPORATION

May 4, 2004

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
Please date, sign, and mail your proxy card in the envelope provided as soon as possible

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS

Please Detach and Mail in the Envelope Provided
☒	Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1.	Election of Directors	FOR ☐	WITHHELD ☐	Nominees:	Robert E. Mellor Alec F. Beck Sara L. Beckman H. James Brown
Instructions: To withhold authority to vote for any individual nominee or nominees, write nominee's name in the space provided below:					Donald S. Hendrickson James K. Jennings, Jr. R. Scott Morrison, Jr. Peter S. O'Neill Richard G. Reiten

2.	Adopt BMHC's 2004 Incentive and Performance Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS. IF YOU SIGN AND RETURN THE CARD BUT DO NOT VOTE ON THESE MATTERS, THEN PROPOSALS 1 AND 2, IF UNMARKED, WILL RECEIVE YOUR VOTES.

PLEASE DATE, SIGN, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.
SIGNATURE(S)	DATE	SIGNATURE(S)	DATE

Note: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, partner, etc., please indicate your title as such. If shares held by corporation, sign in full corporate name by authorized officer. If shares held in the name of two or more persons, all should sign.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS May 4, 2004
PROXY STATEMENT TABLE OF CONTENTS
INTRODUCTION
INFORMATION CONCERNING VOTING
  General Information
  Date, Time and Place of Annual Meeting
  Record Date; Shares Entitled to Vote
  Market for BMHC's Common Stock
  Quorum; Required Vote
  Revocability of Proxies
  Solicitation
  Voting on the Internet or by telephone
  Contacting the Board of Directors
PROPOSAL 1
  Election of Board of Directors
PROPOSAL 2
  Approval of 2004 Incentive and Performance Plan
CORPORATE GOVERNANCE
  General
  Meetings and Committees of the Board of Directors
  Corporate Governance Guidelines
  Code of Ethics
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
  Summary of Cash and Certain Other Compensation
  Stock Option Grants in the Last Fiscal Year
Option Grants in Last Fiscal Year
  Aggregated Stock Options
Aggregated Options/Exercises in Last Fiscal Year and Fiscal Year End Option Values
  Long-Term Incentive Plan
  Compensation of Directors
  Employment Agreement
  Severance and Change in Control Agreements
  Compensation Committee Interlocks and Insider Participation
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
REPORT OF THE AUDIT COMMITTEE
FEES PAID TO INDEPENDENT AUDITORS
  Audit Committee Pre-Approval Policies and Procedures
  Independent Public Accountants
PERFORMANCE GRAPH COMPARES 5-YEAR CUMULATIVE TOTAL RETURN AMONG BMHC NASDAQ MARKET INDEX AND PEER GROUP INDEX
CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS
  Indemnification of Executive Officers and Directors
SHAREHOLDER PROPOSALS
SHAREHOLDER NOMINATION OF DIRECTORS
OTHER MATTERS
APPENDIX 1 BUILDING MATERIALS HOLDING CORPORATION 2004 INCENTIVE AND PERFORMANCE PLAN
APPENDIX 2 BUILDING MATERIALS HOLDING CORPORATION AUDIT COMMITTEE CHARTER Approved and Adopted November 26, 2002
APPENDIX 3 BMHC COMPENSATION COMMITTEE CHARTER Approved and Adopted November 26, 2002; Revised 9-8-2003
APPENDIX 4 BUILDING MATERIALS HOLDING CORPORATION NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER Approved and Adopted February 10, 2003
BUILDING MATERIALS HOLDING CORPORATION PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON May 4, 2004 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS